                                                                     EXHIBIT 2.1

--------------------------------------------------------------------------------

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG:

                                 CORTECH, INC.,
                            A DELAWARE CORPORATION,

                            CORTECH MERGER SUB, INC.
                            A DELAWARE CORPORATION,

                                      AND

                                 BIOSTAR, INC.,
                             A DELAWARE CORPORATION

                         -----------------------------

                         DATED AS OF DECEMBER 22, 1997

                         -----------------------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                      PAGE
1.       DESCRIPTION OF TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         1.1     Merger of Merger Sub into BioStar. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         1.2     Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         1.3     Closing; Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         1.4     Certificate of Incorporation and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

         1.5     Conversion of Stock; Options and Warrants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

         1.6     Closing of BioStar's Transfer Books. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

         1.7     Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

         1.8     Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

         1.9     Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         1.10    Accounting Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         1.11    Further Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         1.12    Cortech Charter Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

         1.13    BioStar Charter Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

2.       REPRESENTATIONS AND WARRANTIES OF BIOSTAR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         2.1     Due Organization; Subsidiaries; Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         2.2     Certificate of Incorporation and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         2.3     Capitalization, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         2.4     Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

         2.5     Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

         2.6     Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

         2.7     Real Property; Equipment; Leasehold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

         2.8     Proprietary Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

         2.9     Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

         2.10    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         2.11    Compliance with Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         2.12    Certain Business Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         2.13    Governmental Authorizations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         2.14    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

         2.15    Employee and Labor Matters; Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16





                                      i.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                      PAGE
         2.16    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         2.17    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         2.18    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         2.19    Legal Proceedings; Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         2.20    Authority; Binding Nature of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         2.21    No Existing Discussions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         2.22    Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         2.23    Non-Contravention; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         2.24    Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         2.25    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

3.       REPRESENTATIONS AND WARRANTIES OF CORTECH AND MERGER SUB . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         3.1     Due Organization, Subsidiaries, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         3.2     Certificate/Certificate of Incorporation and Bylaws. . . . . . . . . . . . . . . . . . . . . . . . .  22

         3.3     Capitalization, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         3.4     SEC Filings; Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         3.5     Absence of Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

         3.6     Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

         3.7     Real Property; Equipment; Leasehold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

         3.8     Proprietary Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

         3.9     Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

         3.10    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         3.11    Compliance with Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

         3.12    Certain Business Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         3.13    Governmental Authorizations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         3.14    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         3.15    Employee and Labor Matters; Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         3.16    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         3.17    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         3.18    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         3.19    Legal Proceedings; Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





                                     ii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                      PAGE
         3.20    Authority; Binding Nature of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         3.21    No Existing Discussions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         3.22    Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         3.23    Non-Contravention; Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         3.24    Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         3.25    Valid Issuance; Reservation of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         3.26    Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         3.27    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         3.28    Cash Position  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

4.       CERTAIN COVENANTS OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         4.1     Access and Investigation; Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         4.2     Operation of BioStar's Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         4.3     Operation of Cortech's Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

         4.4     No Solicitation by BioStar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

         4.5     No Solicitation by Cortech . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

5.       ADDITIONAL COVENANTS OF THE PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         5.1     Registration Statement; Joint Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         5.2     BioStar Stockholders' Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         5.3     Cortech Stockholders' Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         5.4     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         5.5     ESPP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         5.6     Indemnification Continuation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

         5.7     Additional Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         5.8     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         5.9     Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         5.10    Resignation of Officers and Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         5.11    FIRPTA Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         5.12    Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         5.13    Election of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         5.14    Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50





                                     iii.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                      PAGE
         5.15    Market Stand-off Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

6.       CONDITIONS PRECEDENT TO OBLIGATIONS OF CORTECH AND MERGER SUB  . . . . . . . . . . . . . . . . . . . . . . .  50

         6.1     Accuracy of Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         6.2     Performance of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         6.3     Effectiveness of Registration Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         6.4     Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         6.5     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . 51

         6.6     Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         6.7     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         6.8     No Restraints. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         6.9     No Governmental Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         6.10    No Other Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         6.11    Delivery of Affiliates Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BIOSTAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         7.1     Accuracy of Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         7.2     Performance of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         7.3     Effectiveness of Registration Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         7.4     Stockholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         7.5     Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         7.6     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         7.7     No Restraints. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         7.8     Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         7.9     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         7.10    No Governmental Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         7.11    No Other Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

8.       TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         8.1     Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

         8.2     Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

         8.3     Expenses; Termination Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

9.       MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57





                                     iv.

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                      PAGE
         9.1     Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         9.2     Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         9.3     No Survival of Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         9.4     Entire Agreement; Counterparts; Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         9.5     Jury Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         9.6     Disclosure Schedule. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         9.7     Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         9.8     Assignability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         9.9     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         9.10    Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

         9.11    Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59





                                      v.

                                    EXHIBITS

Exhibit A        -        Certain Definitions

Exhibit B        -        Form of BioStar Charter Amendment

Exhibit C        -        Forms of Affiliate Agreement





                                     vi.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("AGREEMENT") is made and entered into as of December 22, 1997, by and among CORTECH, INC., a Delaware corporation ("CORTECH"); CORTECH MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Cortech ("MERGER SUB"); and BIOSTAR, INC., a Delaware corporation ("BIOSTAR"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Cortech, Merger Sub and BioStar intend to effect a merger of Merger Sub into BioStar in accordance with this Agreement and the Delaware General Corporation Law (the "MERGER"). Upon consummation of the Merger, Merger Sub will cease to exist, and BioStar will become a wholly-owned subsidiary of Cortech.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. For financial reporting purposes, it is intended that the Merger be accounted for as a purchase.

         C. The respective boards of directors of Cortech, Merger Sub and BioStar adopted this Agreement and approved the Merger.

         D. Certain stockholders of Cortech and BioStar have executed Voting Agreements in connection with the Merger obligating them to vote to approve the Merger when it is presented for approval at a meeting of stockholders of Cortech and BioStar, respectively.

                                   AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

1.       DESCRIPTION OF TRANSACTION

     1.1 MERGER OF MERGER SUB INTO BIOSTAR. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into BioStar, and the separate existence of Merger Sub shall cease. BioStar will continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

     1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law ("DGCL").

     1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado at 10:00 a.m. on a date to be agreed by Cortech and BioStar (the "CLOSING DATE"), which shall be no later than the tenth business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7. Contemporaneously with or


                                     1.

as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of Section 251 of the DGCL shall be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time such certificate of merger is filed with the Secretary of State of the State of Delaware (the "EFFECTIVE TIME").

     1.4  CERTIFICATE OF INCORPORATION AND BYLAWS.

          (a) The Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation.

          (b) The Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation.

          (c) The officers of BioStar immediately prior to the Effective Time shall be the officers of the Surviving Corporation. The persons identified in Section 5.13 below shall be the directors of the Surviving Corporation.

     1.5  CONVERSION OF STOCK; OPTIONS AND WARRANTS.

          (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Cortech, Merger Sub, BioStar or any stockholder of Cortech, Merger Sub or BioStar:

               (i) any shares of BioStar Common Stock or BioStar Preferred Stock then held by BioStar, if any, shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

               (ii) any shares of BioStar Common Stock or BioStar Preferred Stock then held by Cortech or any other subsidiary of Cortech, if any, shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

               (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(d) and 1.8, each share of BioStar Common Stock and BioStar Preferred Stock then outstanding shall be converted into the right to receive the number of fully paid and nonassessable shares of Cortech Common Stock equal to a fraction the numerator of which is 28,500,000 and the denominator of which is the number of shares of BioStar Common Stock and BioStar Preferred Stock outstanding plus the number of shares of BioStar Common Stock and BioStar Preferred Stock issuable upon exercise of all (x) the outstanding BioStar Warrants and (y) outstanding BioStar Options, in each case as of the Effective Time, and upon surrender of the certificate representing such share of BioStar Common Stock and BioStar Preferred Stock in the manner provided in Section 1.7 below.

               (iv) each share of the common stock, $.001 par value, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation. Each stock certificate representing shares of common stock of Merger Sub prior to the Effective Time shall represent an equal number of shares of common stock of the Surviving Corporation from and after the Effective Time.

                                     2.

          (b) At the Effective Time of the Merger and without any further action on the part of Cortech, Merger Sub, BioStar or any stockholder of Cortech, Merger Sub or of BioStar:

               (i) each BioStar Option shall be assumed by Cortech (an "ASSUMED BIOSTAR OPTION") (the aggregate number of shares of BioStar Common Stock issuable upon the exercise of all outstanding BioStar Options immediately prior to the Effective Time is referred to herein as the "OUTSTANDING OPTION AMOUNT"). Each BioStar Option so assumed by Cortech will continue to have, and be subject to, substantially the same terms and conditions set forth in the documents governing such BioStar Options immediately prior to the Effective Time, except that (A) such Assumed BioStar Option will be exercisable for that number of whole shares of Cortech Common Stock equal to the product of the number of shares of BioStar Common Stock subject to such Assumed BioStar Option immediately prior to the Effective Time multiplied by the Exchange Ratio (as defined in Section 1.5(d)), rounded down to the nearest whole number of shares of Cortech Common Stock and (B) the per share exercise price for the shares of Cortech Common Stock issuable upon exercise of such Assumed BioStar Option will be equal to the quotient obtained by dividing the exercise price per share under which such BioStar Option, determined immediately prior to the Effective Time, by the Exchange Ratio, rounded up to the nearest whole cent. The parties intend that the assumption of the BioStar Options hereunder will constitute a transaction to which Section 424(a) of the Code applies and this Section shall be interpreted consistent with such intention. Consistent with the terms of the BioStar Options and the documents governing such BioStar Options, except as set forth in the BioStar Disclosure Schedule, the Merger will not terminate or accelerate any Assumed BioStar Option or any right of exercise, vesting or repurchase relating thereto with respect to shares of Cortech Common Stock acquired upon exercise of such BioStar Option.

               (ii) Holders of vested BioStar Options may elect to exercise such options prior to the Effective Time and receive Cortech Common Stock by providing notice of such exercise and payment of the exercise price thereof to BioStar at any time prior to the Effective Time. In the event that any holder of BioStar Options does not exercise such BioStar Options prior to the Effective Time, such BioStar Options shall become Assumed BioStar Options.

               (iii) As soon as practicable after the Effective Time, Cortech shall issue to each holder of an Assumed BioStar Option a document evidencing the stock option assumption by Cortech. The right to receive an Assumed BioStar Option may not be assigned or transferred except as permitted by the BioStar Stock Option Plans. Any attempted assignment contrary to this Section 1.5(b)(iii) shall be null and void.

          (c) Each warrant to purchase shares of BioStar Common Stock or BioStar Preferred Stock remaining outstanding (other than those which will expire if they remain unexercised as of the Effective Time) at the Effective Time shall be, in connection with the Merger, assumed by Cortech. Each warrant so assumed by Cortech under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the respective warrant agreements governing such warrant immediately prior to the Effective Time, except that each such warrant shall, following the Effective Time, be exercisable only for shares of Cortech Common Stock in such number, and at such exercise price as is determined by applying the Exchange Ratio in accordance with the terms of the applicable warrant agreement.





                                       3.

          (d) The fraction of a share of Cortech Common Stock determined in accordance with Section 1.5(a)(iii) with regard to the BioStar Common Stock and BioStar Preferred Stock (as such fraction may be adjusted in accordance with this Section 1.5(d)) is hereinafter referred to as the "EXCHANGE RATIO." If, between the date of this Agreement and the Effective Time, the outstanding shares of BioStar Common Stock or Cortech Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split (including, without limitation, the reverse stock split contemplated by Section 1.12 of this Agreement if effected prior to the Effective Time), reclassification, recapitalization, exchange of shares or other similar transaction, or if Cortech or BioStar pays an extraordinary dividend or makes an extraordinary distribution, then such event shall be reflected in the calculation of the Exchange Ratio as of the Effective Time.

          (e) Except as set forth in the BioStar Disclosure Schedule, if any shares of BioStar Common Stock or BioStar Preferred Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with BioStar or under which BioStar has any rights, then the shares of Cortech Common Stock issued in exchange for such shares of BioStar Common Stock or BioStar Preferred Stock will also be unvested or subject to the same repurchase option, risk of forfeiture or other condition, as the case may be, and the certificates representing such shares of Cortech Common Stock may accordingly be marked with appropriate legends. BioStar shall take all action that may be necessary to ensure that, from and after the Effective Time, Cortech is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          (f) No fractional shares of Cortech Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of BioStar Common Stock who would otherwise be entitled to receive a fraction of a share of Cortech Common Stock (after aggregating all fractional shares of Cortech Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's BioStar Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price (adjusted, if necessary, to reflect the reverse stock split referenced in Section 1.12 below) of a share of Cortech Common Stock on the Nasdaq National Market on the date the Merger becomes effective.

     1.6  CLOSING OF BIOSTAR'S TRANSFER BOOKS.  At the Effective Time:
(a) all shares of BioStar Common Stock and BioStar Preferred Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of BioStar Common Stock or BioStar Preferred Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of BioStar except the right to receive (i) certificates representing the number of fully paid and nonassessable shares of Cortech Common Stock into which such shares of BioStar Common Stock or BioStar Preferred Stock were converted at the Effective Time and (ii) any cash in lieu of fractional shares of Cortech Common Stock, to be issued or paid in consideration therefor upon surrender of such certificate in accordance with
Section 1.7; and (b) the stock transfer books of BioStar shall be closed with respect to all shares of BioStar Common Stock and





                                       4.

BioStar Preferred Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of BioStar Common Stock or BioStar Preferred Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of BioStar Common Stock or BioStar Preferred Stock (a "BIOSTAR STOCK CERTIFICATE") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation, such BioStar Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

     1.7  EXCHANGE OF CERTIFICATES.

          (a) On or prior to the Effective Time, Cortech shall select a reputable bank or trust company reasonably acceptable to BioStar to act as exchange agent in the Merger (the "EXCHANGE AGENT"). As of the Effective Time, Cortech shall deposit with the Exchange Agent (i) certificates representing the shares of Cortech Common Stock issuable pursuant to this
Section 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(f). The shares of Cortech Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions with respect to such shares with a record date on or after the Effective Time, are referred to collectively as the "EXCHANGE FUND."

          (b) As soon as reasonably practicable after the Effective Time, and in any event within five (5) business days, the Exchange Agent will mail to the holders of BioStar Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Cortech may reasonably specify (including a provision confirming that delivery of BioStar Stock Certificates shall be effected, and risk of loss and title to BioStar Stock Certificates shall pass, only upon delivery of such BioStar Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of BioStar Stock Certificates in exchange for certificates representing the Cortech Common Stock. Upon surrender of a BioStar Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Cortech, (1) the holder of such BioStar Stock Certificate shall be entitled to receive in exchange therefore a certificate representing the number of whole shares of Cortech Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5, any cash in lieu of any fractional share(s) of Cortech Common Stock, and any dividends or other distributions to which such holder is entitled, and (2) the BioStar Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each BioStar Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right, upon surrender as provided in this Section 1.7, to receive shares of Cortech Common Stock, any cash in lieu of any fractional share(s) of Cortech Common Stock, and any dividends or other distributions to which such holder is entitled, each as contemplated by Section 1. If any BioStar Stock Certificate shall have been lost, stolen or destroyed, Cortech may, in its discretion and as a condition precedent to the issuance of any certificate representing Cortech Common Stock, require the owner of such lost, stolen or destroyed BioStar Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Cortech may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, the Surviving Corporation or Cortech with respect to such BioStar Stock Certificate. In the event of a transfer of ownership of BioStar Common Stock or BioStar Preferred Stock which is not registered in the transfer records of





                                       5.

BioStar, a certificate representing the proper number of shares of Cortech Common Stock may be issued to a Person other than the Person in whose name the certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Cortech Common Stock to a Person other than the registered holder of such certificate or establish to the satisfaction of Cortech that such tax has been paid or is not applicable.

          (c) No dividends or other distributions declared or made with respect to Cortech Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered BioStar Stock Certificate with respect to the shares of Cortech Common Stock represented thereby, and no cash payment in lieu of any fractional share nor any other cash payment shall be paid to any such holder, until such holder surrenders such BioStar Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends, distributions and cash payments, without interest).

          (d) Any portion of the Exchange Fund that remains undistributed to holders of BioStar Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Cortech upon demand, and any holders of BioStar Stock Certificates who have not theretofore surrendered their BioStar Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Cortech for satisfaction of their claims for Cortech Common Stock, cash in lieu of fractional shares of Cortech Common Stock and any dividends or distributions with respect to Cortech Common Stock.

          (e) Each of the Exchange Agent, the Surviving Corporation and Cortech shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of BioStar Common Stock or BioStar Preferred Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (f) Neither Cortech, the Surviving Corporation nor the Exchange Agent shall be liable to any holder or former holder of BioStar Common Stock or BioStar Preferred Stock or to any other Person with respect to any shares of Cortech Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

     1.8  DISSENTING SHARES.

          (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of BioStar Common Stock or BioStar Preferred Stock outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights, shall not be converted into or





                                       6.

represent a right to receive Cortech Common Stock pursuant to Section 1.5, but the holder thereof shall only be entitled to such rights as are granted by the DGCL.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of BioStar Common Stock or BioStar Preferred Stock who demands appraisal of such shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Cortech Common Stock and cash in lieu of fractional shares as provided in Section 1.5, without interest thereon, upon surrender of the certificate representing such shares.

          (c) BioStar shall give Cortech (i) prompt notice of any written demands for appraisal of any shares of BioStar Common Stock or BioStar Preferred Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by BioStar and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. BioStar shall not, except with the prior written consent of Cortech, voluntarily make any payment with respect to any demands for appraisal of capital stock of BioStar or offer to settle or settle any such demands.

     1.9 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.10 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Merger is intended to be accounted for as a purchase.

     1.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Cortech to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and BioStar, the officers and directors of the Surviving Corporation and Cortech shall be fully authorized (in the names of Merger Sub, BioStar and otherwise) to take such action.

     1.12 CORTECH CHARTER AMENDMENT. The board of directors of Cortech will approve and submit for approval of Cortech's stockholders an amendment to Cortech's Certificate of Incorporation (the "CORTECH CHARTER AMENDMENT") to (i) change the name of Cortech to a new name mutually acceptable to Cortech and BioStar and (ii) effectuate a one-for-four reverse stock split of Cortech's Common Stock (the "REVERSE STOCK SPLIT"). If approved by Cortech's stockholders, the Cortech Charter Amendment will be filed immediately prior to the Effective Time. The approval and effectuation of the Cortech Charter Amendment are not a condition of the parties' obligation to consummate the Merger.

     1.13 BIOSTAR CHARTER AMENDMENT. The board of directors of BioStar has approved an amendment to BioStar's Restated Certificate of Incorporation attached hereto as Exhibit B (the "BIOSTAR CHARTER AMENDMENT"), in order to effectuate the consummation of the Merger. If approved by the BioStar stockholders, the BioStar Charter Amendment will be filed





                                       7.

immediately prior to the Effective Time. The approval and effectuation of the BioStar Charter Amendment is a condition to the parties' obligations to consummate the Merger.

2.   REPRESENTATIONS AND WARRANTIES OF BIOSTAR

     BioStar represents and warrants to Cortech and Merger Sub, except as set forth in the BioStar Disclosure Schedule as follows:

     2.1  DUE ORGANIZATION; SUBSIDIARIES; ETC.

          (a) BioStar is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own, lease and use its assets in the manner in which its assets are currently owned, leased and used; and (iii) to perform its obligations under all BioStar Contracts by which it is bound. BioStar is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification except in jurisdictions where the failure to so qualify, individually and in the aggregate, would not have a Material Adverse Effect.

          (b) BioStar has no Subsidiaries and does not own any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in the BioStar Disclosure Schedule. Except as set forth in the BioStar Disclosure Schedule, BioStar has not agreed nor is it obligated to make, nor is it bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Except as set forth in the BioStar Disclosure Schedule, BioStar has not, at any time, been a general partner of any general partnership, limited partnership or other Entity.

          (c) BioStar has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name BioStar, Inc. and BioStar Medical Products, Inc.

     2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. BioStar has delivered to Cortech accurate and complete copies of the Certificate of Incorporation, Bylaws and other charter and organizational documents of BioStar, including all amendments thereto.

     2.3  CAPITALIZATION, ETC.

          (a)             The authorized capital stock of BioStar consists of:
(i) 41,644,443 shares of BioStar Common Stock, $0.0001 par value, of which, as of November 30, 1997, 1,961,208 shares were issued and outstanding and (ii) 20,327,784 shares of BioStar Preferred Stock, $0.0001 par value, of which, as of the date hereof, (A) 3,500,000 shares are designated Series A Preferred Stock of which 3,500,000 are issued and outstanding; (B) 5,060,750 shares are designated Series B Preferred Stock of which 5,000,000 are issued and outstanding; (C) 1,691,786 shares are designated Series C Preferred Stock, none of which are issued and outstanding; (D) 2,908,889 shares are designated Series D Preferred Stock, all of which are issued and outstanding; (E) 4,928,359 shares are designated Series E Preferred Stock, of which 4,196,431 are issued and outstanding; and (F) 2,238,000 shares are designated Series F Preferred





                                       8.

Stock, none of which is issued and outstanding. All of the outstanding shares of BioStar Common Stock and BioStar Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the BioStar Disclosure Schedule: (i) none of the outstanding shares of BioStar Common Stock or BioStar Preferred Stock is entitled or subject to any preemptive right, right of participation in future financings, right to maintain a percentage ownership position, or any similar right; (ii) none of the outstanding shares of BioStar Common Stock or BioStar Preferred Stock is subject to any right of first refusal in favor of BioStar; and (iii) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of BioStar Common Stock or BioStar Preferred Stock. Except as set forth in the BioStar Disclosure Schedule, BioStar is not under any obligation, and is not bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of BioStar Common Stock or BioStar Preferred Stock.

          (b) As of November 30, 1997, 3,618,823 shares of BioStar Common Stock are reserved for future issuance pursuant to BioStar Options and 1,300,231 shares remain available for grant under the BioStar Option Plan (defined below). The BioStar Disclosure Schedule sets forth the following information with respect to each BioStar Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of BioStar Common Stock subject to such BioStar Option; (iii) whether the BioStar Option was granted pursuant to the 1995 Equity Incentive Plan (the "BIOSTAR OPTION PLAN") or was granted outside of the BioStar Option Plan; (iv) the exercise price of such BioStar Option; (v) the date on which such BioStar Option was granted; and (vi) the extent to which such BioStar Option is vested and exercisable as of November 30, 1997. BioStar has delivered to Cortech accurate and complete copies of all stock option plans and forms of option grant pursuant to which BioStar has granted any outstanding stock options. Except as set forth in the BioStar Disclosure Schedule, BioStar did not grant any new BioStar Options between November 30, 1997 and the date hereof. BioStar has reserved 2,606,426 shares of BioStar Common Stock for issuance upon the exercise of certain warrants to purchase Common Stock, 60,750 shares of Series B Preferred Stock for issuance upon the exercise of certain warrants to purchase Series B Preferred Stock, 731,928 shares of Series E Preferred Stock for issuance upon the exercise of certain warrants to purchase Series E Preferred Stock, and 1,778,465 shares of Series F Preferred Stock for issuance upon the conversion of certain warrants to purchase Series F Preferred Stock. The BioStar Disclosure Schedule sets forth the following information with respect to each outstanding warrant to purchase BioStar Common Stock and BioStar Preferred Stock: (i) the name of the holder of such warrant; (ii) the number of shares of BioStar Common Stock or BioStar Preferred Stock subject to such warrant; (iii) the exercise price of such warrant; (iv) the date on which such warrant was issued; and (v) the date on which such warrant expires. BioStar has delivered to Cortech an accurate and complete copy of each such warrant. BioStar has reserved 1,600,000 shares of Series C Preferred Stock for issuance upon the conversion of a convertible contingent payment instrument (the "CONTINGENT INSTRUMENT"). BioStar has delivered to Cortech an accurate and complete copy of such instrument. BioStar issued notes which are convertible into either Series E Preferred Stock or any subsequent series of preferred stock sold by BioStar at a price per share less than $1.75 (the "NEXT ROUND PREFERRED")(the "CONVERTIBLE NOTES"). BioStar and the BioStar stockholders have undertaken to amend its Certificate of Incorporation immediately





                                       9.

prior to the conversion of the Convertible Notes in order to provide for the Next Round Preferred.

          (c) Except as set forth in the BioStar Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of BioStar; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of BioStar; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which BioStar is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or
(iv) condition or circumstance that may reasonably give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of BioStar. Except as set forth on the BioStar Disclosure Schedule, or elsewhere in this Section 2.3, there are no bonds, debentures, notes or other indebtedness of BioStar outstanding having the right to vote (or convertible into securities having the right to vote) on any matters on which the stockholders of BioStar have the right to vote. BioStar has reserved 1,600,000 shares of Series C Preferred Stock for issuance upon the conversion of the Contingent Instrument.

          (d) All outstanding securities of BioStar, including shares of BioStar Common Stock and BioStar Preferred Stock, all outstanding BioStar Options, all outstanding warrants to purchase BioStar Common Stock or BioStar Preferred Stock, and all outstanding notes convertible into BioStar Preferred Stock have been issued and granted in all material respects in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

     2.4  FINANCIAL STATEMENTS.

          (a) The BioStar Disclosure Schedule sets forth BioStar's audited balance sheets as of December 31, 1995 and December 31, 1996 and related audited statements of operations, stockholders' equity and cash flows for the three years then ended (collectively, the "AUDITED FINANCIALS") and BioStar's unaudited balance sheets as of September 30, 1997 (the "BALANCE SHEET") and the related unaudited statements of operations and cash flows for the nine-month period then ended (collectively, the "UNAUDITED FINANCIALS")(the Audited Financials and the Unaudited Financials are collectively referred to herein as the "BIOSTAR FINANCIALS"). The BioStar Financials were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered. The BioStar Financials present fairly in all material respects the financial condition and operating results of BioStar as of the dates and during the periods indicated therein, subject, in the case of the Unaudited Financials, to normal year- end adjustments, which will not be material in amount or significance, and the absence of footnotes.

          (b) Since September 30, 1997, BioStar has not incurred any liabilities of the type required under GAAP to be recorded on a balance sheet or reported in the footnotes thereto except liabilities incurred in the ordinary course of business.





                                      10.

     2.5  ABSENCE OF CHANGES.  Since September 30, 1997:

          (a) there has not been any Material Adverse Change in the business, condition, capitalization, assets, liabilities, operations or financial performance of BioStar taken as a whole, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on BioStar;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of BioStar (whether or not covered by insurance);

          (c) there has not been any transaction, commitment, or other event or condition (financial or otherwise) which would be prohibited by
Section 4.2(b)(i), (iii), (xi), (xii), or (xiii) if it were to be effected, accepted or were to take place, between the date hereof and the Effective Time.

     2.6 TITLE TO ASSETS. Except as set forth in the BioStar Disclosure Schedule, BioStar owns, and has good, valid and marketable title to, all assets purported to be owned by it, including all assets reflected in BioStar's books and records as being owned by BioStar. All of said assets are owned by BioStar free and clear of any Encumbrances, except for (a) any lien for current taxes not yet due and payable, (b) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of BioStar, and (c) liens described in the BioStar Disclosure Schedule.

     2.7  REAL PROPERTY; EQUIPMENT; LEASEHOLD.

          (a) BioStar does not own any real property or any interest in real property, except for the leasehold created under the real property lease(s) set forth in the BioStar Disclosure Schedule. Complete and correct copies of such lease(s) have previously been delivered to Cortech by BioStar.

          (b) All material items of equipment and other tangible assets owned by or leased to BioStar are reasonably adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are reasonably adequate for the conduct of BioStar's business in the manner in which such business is currently being conducted and in the manner in which such business is required to be conducted pursuant to BioStar Contracts and which are in effect on the date hereof.

     2.8  PROPRIETARY ASSETS.

          (a) The BioStar Disclosure Schedule describes each Proprietary Asset owned by BioStar and deemed by BioStar to have material value to BioStar. Except as disclosed in the BioStar Disclosure Schedule, BioStar has good title to such Proprietary Assets and has no obligation to make any material ongoing royalty or other payment to any Person in respect thereto.
Any limitation on the right of BioStar to use or exploit a BioStar Proprietary Asset deemed by BioStar to have material value to BioStar has been disclosed in the BioStar Disclosure Schedule.





                                      11.

          (b) BioStar has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material BioStar Proprietary Assets (except BioStar Proprietary Assets whose value would not be impaired materially by disclosure). Except where the failure to obtain such agreements would not impair the value of any BioStar Proprietary Asset in a material respect, BioStar has obtained, from all current and former employees of BioStar and from all current and former consultants and independent contractors to BioStar, signed agreements appropriately restricting the use and disclosure of BioStar Proprietary Assets, and providing for assignment to BioStar of BioStar Proprietary Assets developed by such employees and consultants.

          (c) To the best of the knowledge of BioStar: (i) all patents, patent applications, registered trademarks, registered service marks and registered copyrights held by BioStar and deemed by BioStar to have a material value to BioStar were filed and were and have been prosecuted in good faith and in compliance with all applicable Legal Requirements; and (ii) there has not been any claim, action or proceeding, and there is no pending or threatened claim, action or proceeding related to any registration or filing of a BioStar Proprietary Asset; (iii) none of the BioStar Proprietary Assets infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iv) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by BioStar is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and BioStar has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (v) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material BioStar Proprietary Asset.

          (d) The BioStar Proprietary Assets constitute all the Proprietary Assets reasonably necessary to enable BioStar to conduct its business in the manner in which such business is being conducted and in the manner in which such business is required to be conducted pursuant to the BioStar Contracts which are in effect on the date hereof. Except as set forth in the BioStar Disclosure Schedule, BioStar has not (i) licensed any of the material BioStar Proprietary Assets to any Person on an exclusive basis, or
(ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material BioStar Proprietary Assets or to transact business in any market or geographical area or with any Person.

     2.9  MATERIAL CONTRACTS.

          (a) The BioStar Disclosure Schedule identifies each BioStar Contract that constitutes a "BIOSTAR MATERIAL CONTRACT." For purposes of this Agreement, each of the following shall be deemed to constitute a BioStar Material Contract:

               (i) any Contract relating to the employment of, or the performance of services by, any officer or consultant, and any Contract pursuant to which BioStar is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary and the grant of standard benefits);





                                      12.

               (ii) any Contract relating to the acquisition, transfer, development, sharing or license of any BioStar Proprietary Asset deemed by BioStar to have material value to BioStar (except for any Contract pursuant to which any Proprietary Asset is licensed to BioStar under any third party software license generally available to the public);

               (iii)              any Contract which provides for
indemnification of any officer, director, employee or agent;

               (iv) any Contract imposing any restriction on the right or ability of BioStar (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) to develop or distribute any technology, in each case where breach thereof by BioStar would have a Material Adverse Effect on BioStar;

               (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing BioStar with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

               (vi) any Contract requiring that BioStar give any notice, obtain any consent or provide any information to any Person prior to accepting any Acquisition Proposal;

               (vii) any Contract (not otherwise identified in this Section) that (A) has a term of more than 60 days or that may not be terminated by BioStar (without penalty) within 60 days after the delivery of a termination notice by BioStar and (B) that contemplates or involves (I) the payment or delivery of cash or other consideration on or after the date hereof in an amount or having a value in excess of $100,000 in aggregate payments under such Contract, or (II) the performance of services on or after the date hereof having a value in excess of $100,000 in aggregate payments under such Contract;

               (viii) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between BioStar and any contractor or subcontractor to any Governmental Body) and that (B) contemplates or involves (I) the payment or delivery of cash or other consideration on or after the date hereof in an amount or having a value in excess of $100,000 in aggregate payments under such Contract, or (II) the performance of services on or after the date hereof having a value in excess of $100,000 in aggregate payments under such Contract;

               (ix) any open purchase order placed by BioStar requiring future aggregate payments in excess of $100,000; and

               (x) any Contract (not otherwise identified in this Section), if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on BioStar.





                                      13.

          (b) Each BioStar Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth in the BioStar Disclosure Schedule, the aggregate amount payable by BioStar under Contracts that would be BioStar Material Contracts but for the limitations of Sections 2.9(a)(vii)(B) or 2.9(a)(viii)(B) do not exceed $500,000. The aggregate amount payable by BioStar under purchase orders not listed on the BioStar Disclosure Schedule does not exceed $500,000.

          (c)             Except as set forth in the BioStar Disclosure
Schedule: (i) BioStar has not materially violated or breached, or committed any material default under, any BioStar Material Contract, and, to the best of the knowledge of BioStar, no other Person has materially violated or breached, or committed any material default under, any BioStar Material Contract; (ii) to the best of the knowledge of BioStar, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a material violation or breach of any of the provisions of any BioStar Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any BioStar Material Contract, (C) give any Person the right to a rebate, charge- back, penalty or change in delivery schedule under any BioStar Material Contract, (D) give any Person the right to accelerate the maturity or performance of any BioStar Material Contract, or (E) give any Person the right to cancel, terminate or materially modify any BioStar Material Contract; (iii) since September 30, 1997, BioStar has not received any written notice or other written communication regarding any actual or possible violation or breach of, default under, or intention to terminate, any BioStar Contract except for communication (A) that has subsequently been revoked; or (B) has been received from a complaining party that has not contacted BioStar or otherwise, to the knowledge of BioStar, taken any action with respect to such party's complaint for a period of more than six months following receipt of the communication; and (iv) BioStar has not waived any of its material rights under any BioStar Material Contract, in each case where such breach, default, violation or waiver would have a Material Adverse Effect on BioStar.

          (d) To the best of the knowledge of BioStar, no Person is renegotiating, or has the right to renegotiate, any material amount paid or payable to BioStar under any BioStar Material Contract, or any other material term or provision of any BioStar Material Contract, including termination provisions.

          (e) The BioStar Contracts collectively constitute all of the Contracts necessary to enable BioStar to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is required to be conducted pursuant to Contracts to which BioStar is a party and which are in effect on the date hereof.

          (f) The BioStar Disclosure Schedule sets forth a list of all claims made under any BioStar Material Contract which are disputed in any material respect or, to BioStar's knowledge, where a dispute as to any material matter has been threatened.

     2.10 LIABILITIES. BioStar has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified





                                      14.

as such in the BioStar Financials; (b) normal and recurring liabilities that have been incurred by BioStar since September 30, 1997 in the ordinary course of business and consistent with past practices; and (c) other liabilities which have not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on BioStar.

     2.11 COMPLIANCE WITH LEGAL REQUIREMENTS. BioStar is, and to the best knowledge of BioStar has at all times since inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Material Adverse Effect on BioStar. Since inception, BioStar has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

     2.12 CERTAIN BUSINESS PRACTICES. Neither BioStar nor any director, officer, agent or employee of BioStar has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     2.13 GOVERNMENTAL AUTHORIZATIONS. BioStar holds all material Governmental Authorizations necessary to enable BioStar to conduct its business in the manner in which its business is currently being conducted. All such Governmental Authorizations are valid and in full force and effect. BioStar is, and to the best knowledge of BioStar, at all times since inception has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. Since inception, BioStar has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization or (c) any requirement to apply for or hold Governmental Authorization not held by BioStar, in each case where such violation, revocation, suspension, cancellation, termination or modification would have a Material Adverse Effect on BioStar.

     2.14 TAX MATTERS.

          (a) All Tax Returns required to be filed by or on behalf of BioStar with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "BIOSTAR RETURNS") have been or will be filed on or before the applicable due date (including any extensions of such due date). All amounts shown on the BioStar Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

          (b) The BioStar Financials fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. BioStar will establish, in the ordinary course of business and consistent with its past practices, quarterly reserves adequate for the payment of all Taxes for the applicable





                                      15.

periods from December 31, 1996 through the Closing Date. Since January 1, 1997, no material Tax liability has been incurred other than in the ordinary course of business.

          (c) Except as set forth in the BioStar Disclosure Schedule, no BioStar Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the BioStar Returns has been granted (by BioStar or any other Person), and no such extension or waiver has been requested from BioStar.

          (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of BioStar, has been threatened in writing against or with respect to BioStar in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by BioStar (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by BioStar and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of BioStar except liens for current Taxes not yet due and payable. BioStar has not entered into nor has it become bound by any agreement or consent pursuant to Section 341(f) of the Code. BioStar has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. BioStar is not nor has it been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. BioStar has no liability for the taxes of any other Person.

          (e) Except as set forth in the BioStar Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of BioStar that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. BioStar is not, nor has it ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract (other than a Contract entered into in the ordinary course of business in connection with the purchase or sale of inventory or supplies).

     2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

          (a) The BioStar Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan or program (collectively, the "BIOSTAR PLANS") sponsored, maintained, contributed to or required to be contributed to by BioStar for the benefit of any current or former employee of BioStar.

          (b) No BioStar Plan is subject to Title IV of ERISA, Part 3 of Title I of ERISA or Section 412 of the Code, and no BioStar Plan constitutes a "multi-employer plan" (as defined in Section 3(37) of ERISA).





                                      16.

          (c) With respect to each BioStar Plan, BioStar has made available to Cortech: (i) an accurate and complete copy of each such BioStar Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such BioStar Plans for the last two plan years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications thereto, if required under ERISA, with respect to such BioStar Plans, (iv) if such BioStar Plans are funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto); (v) accurate and complete copies of all Contracts relating to such BioStar Plans, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record-keeping agreements; and (vi) an accurate and complete copy of the most recent determination, opinion, notification or advisory letter received from the Internal Revenue Service with respect to such BioStar Plans (if such BioStar Plans are intended to be qualified under Section 401(a) of the Code).

          (d) BioStar has no plan or commitment to create any additional Plan, or to modify or change any existing Plan (other than to comply with applicable law) in a manner that would create any material liability for BioStar.

          (e) No BioStar Plan provides death, medical or health benefits coverage (whether or not insured) with respect to any current or former employee of BioStar after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code ("COBRA"), (ii) deferred compensation benefits accrued as liabilities on the BioStar Financials, and
(iii) benefits the full costs of which are borne by current or former employees of BioStar (or the employees' beneficiaries)).

          (f) With respect to any BioStar Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of COBRA have been complied with in all material respects. The BioStar Disclosure Schedule lists all qualified beneficiaries under COBRA with respect to all such BioStar Plans.

          (g) Each of the BioStar Plans has been operated and administered in all material respects in accordance with its terms and applicable Legal Requirements, including but not limited to ERISA and the Code.

          (h) All material contributions, premiums or other payments due from BioStar to (or under) any BioStar Plan have been fully paid or adequately provided for on the books and financial statements of BioStar.

          (i) Each of the BioStar Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination, opinion, notification or advisory letter from the Internal Revenue Service, and BioStar is not aware of any reason why any such letter should be revoked.

          (j) Except as set forth in the BioStar Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or





                                      17.

any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former employee or director of BioStar (whether or not under any BioStar Plan), or materially increase the benefits payable under any BioStar Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (k) The BioStar Disclosure Schedule contains a list of the ten employees with the highest salaries of BioStar as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. BioStar is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. To the best knowledge of BioStar, all of the employees of BioStar are "at will" employees.

          (l) The BioStar Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

          (m) BioStar is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters and the classification of independent contractors and workers.

     2.16 ENVIRONMENTAL MATTERS. BioStar is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by BioStar of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. BioStar has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that BioStar is not in compliance with any Environmental Law. To the knowledge of BioStar without further inquiry, no current or prior owner of any property leased or controlled by BioStar has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or BioStar is not in compliance with any Environmental Law. To the best knowledge of BioStar, all property that is leased to, controlled by or used by BioStar, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature. To the best knowledge of BioStar, BioStar has not disposed of, emitted, discharged, handled, stored, transported, used or released any Materials of Environmental Concern, arranged for the disposal, discharge, storage or release of any Materials of Environmental Concern, or exposed any employee or other individual to any Materials of Environmental Concern or condition so as to give rise to any material liability or material corrective or remedial obligation under any Environmental Laws.

     2.17 INSURANCE. BioStar has delivered to Cortech a summary of all material insurance policies and all material self-insurance programs relating to the business, assets and operations of BioStar and has made available to Cortech copies of the policies. Each of such insurance policies is in full force and effect. Since September 30, 1997, BioStar has not received any





                                      18.

notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in the BioStar Disclosure Schedule, there is no pending claim (including any workers' compensation claim) other than routine claims for benefits under any BioStar Plan under or based upon any insurance policy of BioStar.

     2.18 TRANSACTIONS WITH AFFILIATES.

          (a) Since December 31, 1996, except as set forth in the BioStar Disclosure Schedule, no event has occurred that would be required to be reported by BioStar pursuant to Item 404 of Regulation S-K promulgated by the SEC if BioStar was a reporting company. The BioStar Disclosure Schedule identifies each Person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of BioStar as of the date of this Agreement.

          (b) The BioStar Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by BioStar to any employee, director, consultant or independent contractor other than routine travel advances and advances made for relocation purposes made to employees in the ordinary course of business.

     2.19 LEGAL PROCEEDINGS; ORDERS.

          (a) There is no pending Legal Proceeding, and (to the best of the knowledge of BioStar ) no Person has threatened to commence any Legal Proceeding: (i) that involves BioStar or any of the assets owned or used by BioStar; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of BioStar, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding that would reasonably be expected to have a Material Adverse Effect on BioStar.

          (b) There is no material order, writ, injunction, judgment or decree to which BioStar, or any of the assets owned or used by BioStar, is subject. To the best of the knowledge of BioStar, no officer or key employee of BioStar is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of BioStar.

     2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. BioStar has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of BioStar (at a meeting duly called and held) has unanimously (a) determined that the Merger is advisable and fair and in the best interests of BioStar and its stockholders,
(b) authorized and approved the execution, delivery and performance of this Agreement by BioStar and unanimously approved the Merger, and (c) recommended the approval of this Agreement and the Merger by the holders of BioStar Common Stock and BioStar Preferred Stock and directed that this Agreement and the Merger be submitted for consideration by the BioStar stockholders at a BioStar Stockholders' Meeting (as defined in





                                      19.

Section 5.2). This Agreement constitutes the legal, valid and binding obligation of BioStar, enforceable against BioStar in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.21 NO EXISTING DISCUSSIONS. BioStar has terminated any existing discussions with any Person that relate to any Acquisition Proposal. Neither BioStar, nor any Representative of BioStar, is currently engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

     2.22 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of BioStar Common Stock and BioStar Preferred Stock (voting on an as-converted basis) outstanding on the BioStar Record Date, voting together as a single class, and the affirmative vote of the holders of a majority of the shares of each series of BioStar Preferred Stock outstanding on the BioStar Record Date, voting as separate classes (the "REQUIRED BIOSTAR STOCKHOLDER VOTE") are the only votes of the holders of any class or series of BioStar's capital stock necessary to approve this Agreement, the Merger, the BioStar Charter Amendment, and the other transactions contemplated by this Agreement.

     2.23 NON-CONTRAVENTION; CONSENTS. Neither (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

           (a)            contravene, conflict with or result in a violation of
(i) any of the provisions of the Certificate of Incorporation, Bylaws or other charter or organizational documents of BioStar, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of BioStar;

           (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which BioStar, or any of the assets owned or used by BioStar, is subject, if the result would have a Material Adverse Effect on BioStar;

           (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by BioStar or that otherwise relates to the business of BioStar or to any of the assets owned or used by BioStar, if the result would have a Material Adverse Effect on BioStar;

           (d) contravene, conflict with or result in a violation or material breach of, or result in a default (or an event which with notice or lapse of time or both would become a default) under, any provision of any BioStar Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such BioStar Material Contract, (ii) a rebate, charge-back, penalty or change in delivery schedule under any such BioStar Material Contract,





                                      20.

(iii) accelerate the maturity or performance of any such BioStar Material Contract, or (iv) cancel, terminate or materially modify any term of such BioStar Material Contract, if the result would have a Material Adverse Effect on BioStar; or

           (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by BioStar (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of BioStar).

     Except as may be set forth in the BioStar Disclosure Schedule or as required by the Exchange Act, the DGCL and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Joint Proxy Statement) BioStar is not, nor will it be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.24 FINANCIAL ADVISOR. Except for Lehman Brothers, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of BioStar. BioStar has furnished to Cortech accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other arrangements relating to the engagement of Lehman Brothers.

     2.25 FULL DISCLOSURE. This Agreement (including the BioStar Disclosure Schedule) does not, and the certificate referred to in Section 6.6(c) will not,
(i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

3.   REPRESENTATIONS AND WARRANTIES OF CORTECH AND MERGER SUB

     Cortech and Merger Sub represent and warrant to BioStar, except as set forth in the Cortech Disclosure Schedule or the Cortech SEC Documents (as defined in Section 3.4 below) as follows (and notwithstanding any particular reference in a representation or warranty to the Cortech SEC Documents or Cortech Disclosure Schedule):

     3.1   DUE ORGANIZATION, SUBSIDIARIES, ETC.

           (a) Each of Cortech and its Subsidiaries (collectively, the "CORTECH CORPORATIONS"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own, lease and use its assets in the manner in which its assets are currently owned, leased and used; and (iii) to perform its obligations under all contracts by which it is bound. Each of the Cortech





                                      21.

Corporations is qualified to do business as foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification except in jurisdictions where the failure to so qualify, individually and in the aggregate, would not have a Material Adverse Effect.

           (b) Cortech has no Subsidiaries, except for the corporation identified in the Cortech Disclosure Schedule; and neither Cortech nor the corporation identified in the Cortech Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity other than the Entities identified in the Cortech Disclosure Schedule. None of the Cortech Corporations has agreed or is obligated to make or is bound by any Contract under which it is obligated to make, any future investment in or capital contribution to any other Entity. None of the Cortech Corporations has, at any time, been a general partner of any general partnership, limited partnership, or other Entity.

     3.2 CERTIFICATE/CERTIFICATE OF INCORPORATION AND BYLAWS. Cortech has delivered to BioStar complete and accurate copies of the Certificate of Incorporation, Bylaws, and other charter and organizational documents of the respective Cortech Corporations, including all amendments thereto.

     3.3   CAPITALIZATION, ETC.

           (a)            The authorized capital stock of Cortech consists of:
(i) 50,000,000 shares of Cortech Common Stock, par value $0.002, of which, as of November 30, 1997 18,523,918 shares were issued and outstanding and no shares were held in its treasury, and (ii) 2,000,000 shares of Cortech Preferred Stock, par value $0.002, none of which were issued and outstanding or held in its treasury as of November 30, 1997. All of the outstanding shares of Cortech Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Cortech Disclosure
Schedule: (i) none of the outstanding shares of Cortech Common Stock is entitled or subject to any preemptive right, right of participation in future financings, right to maintain a percentage ownership position, or any similar right; (ii) none of the outstanding shares of Cortech Common Stock is subject to any right of first refusal in favor of Cortech; and (iii) there is no Cortech Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Cortech Common Stock. None of the Cortech Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Cortech Common Stock or any other securities of any Cortech Corporation, other than the stockholder rights plan disclosed pursuant to Section 3.3(c) hereof. The authorized capital of Merger Sub consists of 100 shares of Common Stock, par value $.001 per share, 10 shares of which are issued and outstanding and are held beneficially, and of record, by Cortech.

           (b) As of November 30, 1997: (i) 376,662 shares of Cortech Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Cortech's Amended and Restated 1986 Incentive Stock Option Plan, (ii) no shares of Cortech Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Cortech's 1991 Non-employee Directors' Stock Option Plan, (iii) 207,815





                                      22.

shares of Cortech Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Cortech's Amended and Restated 1992 Non-employee Directors' Stock Option Plan, (iv) 333,682 shares of Cortech Common Stock are reserved for future issuance pursuant to stock options granted and outstanding under Cortech's 1993 Equity Incentive Plan, and (v) 108,236 shares of Cortech Common Stock are reserved for future issuance under Cortech's 1993 Employee Stock Purchase Plan (the "CORTECH ESPP"). The Cortech Disclosure Schedule sets forth the following information with respect to each Cortech Option outstanding as of the date of this Agreement: (i) the particular plan pursuant to which such Cortech Option was granted; (ii) the name of the optionee; (iii) the number of shares of Cortech Common Stock subject to such Cortech Option; (iv) the exercise price of such Cortech Option; (v) the date on which such Cortech Option was granted; and (vi) the extent to which such Cortech Option is vested and exercisable as of November 30, 1997. Cortech has delivered to BioStar accurate and complete copies of all stock option plans and forms of option grant pursuant to which Cortech has granted any outstanding stock options. Cortech has reserved 709,688 shares of Cortech Common Stock for issuance upon exercise of warrants. The Cortech Disclosure Schedule sets forth the following information with respect to the outstanding warrant to purchase Cortech Common Stock: (1) the name of the holder of such warrant; (2) the number of shares of Cortech Common Stock subject to such warrant; (3) the exercise price of such warrant; (4) the date on which such warrant was issued; and (5) the date on which such warrant expires. Cortech has delivered to BioStar an accurate and complete copy of such warrant.

          (c) Except as set forth in the Cortech Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Cortech or any other Cortech Corporation;
(ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Cortech or any other Cortech Corporation; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Cortech or any other Cortech Corporation is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may reasonably give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Cortech or any other Cortech Corporation. There are no bonds, debentures, notes or other indebtedness of Cortech outstanding having the right to vote (or convertible into securities having the right to vote) on any matters on which the stockholders of the Cortech have the right to vote.

          (d) All outstanding securities of all of the Cortech Corporations, including shares of Cortech Common Stock, all outstanding Cortech Options, all outstanding warrants to purchase Cortech Common Stock, all outstanding rights under the Cortech ESPP and all outstanding shares of capital stock of each subsidiary of Cortech have been issued and granted in all material respects in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (e) All of the outstanding shares of capital stock of Merger Sub have been duly authorized and are validly issued, are fully paid and nonassessable and (other than the capital stock of Cortech) are owned beneficially and of record by Cortech, free and clear of any Encumbrances.





                                      23.

     3.4   SEC FILINGS; FINANCIAL STATEMENTS.

           (a) Cortech has made available to BioStar accurate and complete copies (excluding copies of exhibits) of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Cortech with the SEC since September 30, 1993 (the "CORTECH SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by Cortech with the SEC have been so filed by Cortech on a timely basis with the exception of the 1997 Annual Meeting Proxy Statement. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Cortech SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Cortech SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (b) The consolidated financial statements (including any related notes) contained in the Cortech SEC Documents (the "CORTECH FINANCIAL STATEMENTS"): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present the financial position of Cortech as of the respective dates thereof and the results of operations and cash flows of Cortech for the periods covered thereby.

           (c) Since September 30, 1997, Cortech and its subsidiaries have not incurred any liabilities of the type required under GAAP to be recorded on a balance sheet or in the footnotes thereto except liabilities incurred in the ordinary course of business.

     3.5   ABSENCE OF CHANGES.  Since September 30, 1997:

           (a) there has not been any Material Adverse Effect on the business, condition, capitalization, assets, liabilities, operations or financial performance of the Cortech Corporations, and no event has occurred that could reasonably be expected to have a Material Adverse Effect on the Cortech Corporations;

           (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of the Cortech Corporations which are necessary for the conduct of Cortech's business as currently conducted (whether or not covered by insurance);

           (c) there has not been any transaction, commitment, or other event or condition (financial or otherwise) which would be prohibited by
Section 4.3(b)(i), (iv), (ix), (x)





                                      24.

or (xi) if it were to be effected, accepted or were to take place between the date hereof and the Effective Time.

     3.6 TITLE TO ASSETS. Except as set forth in the Cortech Disclosure Schedule or the Cortech SEC Documents, the Cortech Corporations own, and have good, valid and marketable title to, all assets purported to be owned by them, including: all assets reflected in their books and records as being owned by the Cortech Corporations. All of said assets are owned by the Cortech Corporations free and clear of any Encumbrances, except for (a) any lien for current taxes not yet due and payable, (b) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Cortech Corporations, and (c) liens described in the Cortech Disclosure Schedule.

     3.7 REAL PROPERTY; EQUIPMENT; LEASEHOLD. Except as described in the Cortech Disclosure Schedule or the Cortech SEC Documents:

           (a) None of the Cortech Corporations owns any real property or any material interest in real property, except for the leasehold created under real property leases set forth in the Cortech Disclosure Schedule. Complete and correct copies of such leases have previously been delivered to BioStar by Cortech.

           (b) All material items of equipment and other tangible assets owned by or leased to the Cortech Corporations are reasonably adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are reasonably adequate for the conduct of the business of the Cortech Corporations in the manner in which such business is currently being conducted and in the manner in which such business is required to be conducted pursuant to Cortech Contracts and which are in effect on the date hereof.

     3.8   PROPRIETARY ASSETS.

           (a) The Cortech SEC Documents describe each Proprietary Asset owned by Cortech and deemed by Cortech to have material value to Cortech. Except as disclosed in the Cortech SEC Documents, Cortech has good title to such Proprietary Assets and has no obligation to make any material ongoing royalty or other payment to any Person in respect thereto. Any limitation on the right of Cortech to use or exploit a Cortech Proprietary Asset deemed by Cortech to have material value to Cortech has been disclosed in the Cortech SEC Documents.

           (b) The Cortech Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all Cortech Proprietary Assets (except Cortech Proprietary Assets whose value would be unimpaired by disclosure). Except where the failure to obtain such agreements would not impair the value of any Cortech Proprietary Asset, the Cortech Corporations have obtained, from all current and former employees of the Cortech Corporations and from all current and former consultants and independent contractors to the Cortech Corporations, signed agreements appropriately restricting the use and disclosure of the Cortech Proprietary Assets, and providing for assignment to the Cortech Corporations of the Cortech Proprietary Assets developed by such employees and consultants.





                                      25.

           (c) To the best of the knowledge of Cortech: (i) all patents, patent applications, registered trademarks, registered service marks and registered copyrights held by any of the Cortech Corporations and deemed by Cortech to have material value to Cortech were filed and were and have been prosecuted in good faith and in compliance with all applicable Legal Requirements; (ii) there has not been any claim, action or proceeding, and there is no pending or threatened claim, action or proceeding relating to any registration or filing of a Cortech Proprietary Asset; (iii) none of the Cortech Proprietary Assets infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Cortech Proprietary Asset.

           (d) The Cortech Proprietary Assets constitute all of the Proprietary Assets reasonably necessary to enable the Cortech Corporations to conduct their businesses in the manner in which such businesses are being conducted and in the manner in which such businesses are required to be conducted pursuant to Contracts to which Cortech is a party and which are in effect on the date hereof. Except as set forth in the Cortech Disclosure Schedule or the Cortech SEC Documents, none of the Cortech Corporations has (i) licensed any of the material Cortech Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Cortech Proprietary Assets or to transact business in any market or geographical area or with any Person.

     3.9   MATERIAL CONTRACTS.

           (a) The Cortech Disclosure Schedule identifies each Cortech Corporation Contract that constitutes a "CORTECH MATERIAL CONTRACT." For purposes of this Agreement, each of the following shall be deemed to constitute a Cortech Material Contract:

                (i) any Contract relating to the employment of, or the performance of services by, any officer or consultant, and any Contract pursuant to which any of the Cortech Corporations is or may become obligated to make any severance, termination, bonus or relocation payment or any other payment (other than payments in respect of salary and the grant of standard benefits);

                (ii) any Contract relating to the acquisition, transfer, development, sharing or license of any Proprietary Asset deemed by Cortech to have material value to Cortech (except for any Contract pursuant to which any Proprietary Asset is licensed to the Cortech Corporations under any third party software license generally available to the public);

                (iii)             any Contract which provides for
indemnification of any officer, director, employee or agent;

                (iv) any Contract imposing any restriction on the right or ability of Cortech (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or





                                      26.

(C) to develop or distribute any technology, in each case where breach thereof by Cortech would have a Material Adverse Effect on Cortech;

                (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing Cortech with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

                (vi) any Contract requiring that Cortech give any notice, obtain any consent or provide any information to any Person prior to accepting any Acquisition Proposal;

                (vii) any Contract (not otherwise identified in this Section) that (A) has a term of more than 60 days or that may not be terminated by a Cortech Corporation (without penalty) within 60 days after the delivery of a termination notice by such Cortech Corporation and (B) that contemplates or involves (I) the payment or delivery of cash or other consideration on or after the date hereof in an amount or having a value in excess of $100,000 in aggregate payments under such Contract, or (II) the performance of services on or after the date hereof having a value in excess of $100,000 in aggregate payments under such Contract;

                (viii) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or involving or directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between BioStar and any contractor or subcontractor to any Governmental Body) and (B) that contemplates and involves (I) the payment or delivery of cash or other consideration on or after the date hereof in an amount or having a value in excess of $100,000 in aggregate payments under such Contract, or (B) the performance of services on or after the date hereof having a value in excess of $100,000 in aggregate payments under such Contract;

                (ix) any open purchase order placed by a Cortech Corporation requiring future aggregate payments in excess of $100,000;

                (x) any other Contract (not otherwise identified in this Section), if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on any of the Cortech Corporations.

           (b) Each Cortech Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The aggregate amount payable by the Cortech Corporations under Contracts that would be Cortech Material Contracts but for the limitations of Sections 3.9(a)(vii)(B) or 3.9(a)(viii)(B) do not exceed $50,000. The aggregate amount payable by the Cortech Corporations under purchase orders not listed on the Cortech Disclosure Schedule does not exceed $50,000.

           (c)            Except as set forth in the Cortech Disclosure
Schedule: (i) none of the Cortech Corporations has materially violated or breached, or committed any material default under, any Cortech Material Contract, and, to the best of the knowledge of Cortech, no other





                                      27.

Person has materially violated or breached, or committed any material default under, any Cortech Material Contract; (ii) to the best of the knowledge of Cortech, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to (A) result in a material violation or breach of any of the provisions of any Cortech Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Cortech Material Contract, (C) give any Person the right to a rebate, charge-back, penalty or change in delivery schedule under any Cortech Material Contract, (D) give any Person the right to accelerate the maturity or performance of any Cortech Material Contract, or (E) give any Person the right to cancel, terminate or materially modify any Cortech Material Contract; (iii) since September 30, 1997, none of the Cortech Corporations has received any written notice or other written communication regarding any actual or possible violation or breach of, default under, or any intention to terminate, any Cortech Contract, except for communication (A) that has subsequently been revoked; or (B) has been received from a complaining party that has not contacted Cortech or otherwise, to Cortech's knowledge, taken any action with respect to such party's complaint for a period of more than six months following receipt of the communication; and (iv) none of the Cortech Corporations has waived any of its material rights under any Cortech Material Contract, in each case where such breach, default, violation or waiver would have a Material Adverse Effect on Cortech.

           (d) To the best of the knowledge of Cortech, no Person is renegotiating, or has the right to renegotiate, any material amount paid or payable to the Cortech Corporations under any Cortech Material Contract, or any other material term or provision of any Cortech Material Contract, including termination provisions.

           (e) The Cortech Material Contracts and other Contracts of the Cortech Corporations collectively constitute all of the Contracts necessary to enable the Cortech Corporations to conduct their respective businesses in the manner in which their businesses are currently being conducted and in the manner in which such businesses are required to be conducted pursuant to Contracts to which Cortech is a party and which are in effect on the date hereof.

           (f) The Cortech Disclosure Schedule sets forth a list of all claims made under any Cortech Material Contract which are disputed in any material respect or, to Cortech's knowledge, where a dispute as to any material matter has been threatened.

     3.10 LIABILITIES. None of the Cortech Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for: (a) liabilities identified as such in the Cortech Financial Statements; (b) normal and recurring liabilities that have been incurred by the Cortech Corporations since September 30, 1997 in the ordinary course of business and consistent with past practices; and (c) other liabilities which have not had and could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Cortech Corporations.

     3.11 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of the Cortech Corporations is, and, to the best knowledge of Cortech, has at all times since inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal





                                      28.

Requirements has not had and could not reasonably be expected to have, a Material Adverse Effect on the Cortech Corporations. Since inception, none of the Cortech Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement.

     3.12 CERTAIN BUSINESS PRACTICES. None of the Cortech Corporations nor any director, officer, agent or employee of any of the Cortech Corporations has
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     3.13 GOVERNMENTAL AUTHORIZATIONS. The Cortech Corporations hold all material Governmental Authorizations necessary to enable them to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Cortech Corporation is, and to the best knowledge of Cortech, at all times since inception has been, in substantial compliance with the terms and requirements of such Governmental Authorizations. To the best knowledge of Cortech, since inception, none of the Cortech Corporations has received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization or (c) any requirement to apply for or hold a Governmental Authorization not held by Cortech, in each case where such violation, revocation, suspension, cancellation, termination or modification would have a Material Adverse Effect on Cortech.

     3.14  TAX MATTERS.

           (a) All Tax Returns required to be filed by or on behalf of the respective Cortech Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "CORTECH RETURNS") have been or will be filed on or before the applicable due date (including any extensions of such due date). All amounts shown on the Cortech Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

           (b) The Cortech Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. Each Cortech Corporation will establish, in the ordinary course of business and consistent with its past practices, quarterly reserves adequate for the payment of all Taxes for the applicable periods from December 31, 1996 through the Closing Date. Since January 1, 1997 no material Tax liability has been incurred other than in the ordinary course of business.

           (c) Except as set forth in the Cortech Disclosure Schedule, no Cortech Return has ever been examined or audited by any Governmental Body. No extension or waiver of the





                                      29.

limitation period applicable to any of the Cortech Returns has been granted (by Cortech or any other Person), and no such extension or waiver has been requested by the Cortech Corporations.

           (d) No claim or Legal Proceeding is pending or, to the best of the knowledge of Cortech, has been threatened in writing against or with respect to any Cortech Corporation in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Cortech Corporation (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Cortech Corporation and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of any of the Cortech Corporations except liens for current Taxes not yet due and payable. None of the Cortech Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Cortech Corporations has been, and none of the Cortech Corporations will be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. None of the Cortech Corporations is nor has been a United States real property holding corporation within the meaning of Section 847(c)(2) of the Code. No Cortech Corporation has liabilities for the Taxes of any other Person.

           (e) Except as set forth in the Cortech Disclosure Schedule or the Cortech SEC Documents, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Cortech Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. None of the Cortech Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract (other than a Contract entered into in the ordinary course of business in connection with the purchase or sale of inventory or supplies).

     3.15  EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

           (a) The Cortech Disclosure Schedule or the Cortech SEC Documents identifies salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefit, profit-sharing, pension or retirement plan, program or agreement (collectively, the "CORTECH PLANS") sponsored, maintained, contributed to or required to be contributed to by any of the Cortech Corporations for the benefit of any current of former employee of each Cortech Corporation.

           (b) No Cortech plan is subject to Title IV of ERISA, Part 3 of Title I of ERISA or Section 412 of the Code, and no Cortech Plan constitutes a "multi-employer plan" (as defined in Section 3(37) of ERISA).





                                      30.

           (c) With respect to each Cortech Plan, Cortech has made available to BioStar: (i) an accurate and complete copy of each such Cortech Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Cortech Plans for the last two plan years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications thereto, if required under ERISA, with respect to such Cortech Plans; (iv) if such Cortech Plans are funded through a trust or a third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto); (v) accurate and complete copies of all Contracts relating to such Cortech Plans, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record-keeping agreements; and (vi) an accurate and complete copy of the most recent determination, opinion, notification or advisory letter received from the Internal Revenue Service with respect to such Cortech Plans (if such Cortech Plans are intended to be qualified under Section 401(a) of the Code).

           (d) Cortech has no plan or commitment to create any additional Plan, or to modify or change any existing Plan (other than to comply with applicable law) in a manner that would create any material liability for any of the Cortech Corporations.

           (e) No Cortech Plan provides death, medical or health benefits coverage (whether or not insured) with respect to any of its current or former employees after any such employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the most recent financial statements included in the Cortech SEC filings, and (iii) benefits the full cost of which are borne by such current or former employees (or the employees' beneficiaries)).

           (f) With respect to any Cortech Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, COBRA has been complied with in all material respects. The Cortech Disclosure Schedule lists all qualified beneficiaries under COBRA with respect to all such Cortech Plans.

           (g) Each of the Cortech Plans has been operated and administered in all material respects in accordance with its terms and applicable Legal Requirements, including but not limited to ERISA and the Code.

           (h) All material contributions, premiums or other payments due from any of the Cortech Corporations to (or under) any Cortech Plan have been fully paid or adequately provided for on the books and financial statements of the Cortech Corporations.

           (i) Each of the Cortech Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination, opinion, notification or advisory letter from the Internal Revenue Service, and Cortech is not aware of any reason why any such letter should be revoked.

           (j) Except as set forth in the Cortech Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or





                                      31.

any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any of Cortech's current or former employees or directors (whether or not under any Cortech Plan), or materially increase the benefits payable under any Cortech Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

           (k) Cortech is not a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. To the best knowledge of Cortech, all of Cortech's employees are "at will" employees.

           (l) Each Cortech Corporation is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters and the classification of independent contractors and workers.

     3.16 ENVIRONMENTAL MATTERS. Each of the Cortech Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Cortech Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Cortech Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Cortech Corporations is not in compliance with any Environmental Law, and, to the best of the knowledge of Cortech, there are no circumstances that may prevent or interfere with the compliance by any of the Cortech Corporations with any Environmental Law in the future. To the knowledge of Cortech without further inquiry, no current or prior owner of any property leased or controlled by any of the Cortech Corporations has received any notice or other communications (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Cortech Corporations is not in compliance with any Environmental Law. To the best of the knowledge of Cortech, all property that is leased to, controlled by or used by Cortech, and all surface water, groundwater and soil associated with or adjacent to such property is in clean and healthful condition and is free of any material environmental contamination of any nature. To the best knowledge of Cortech, none of the Cortech Corporations has disposed of, emitted, discharged, handled, stored, transported, used or released any Materials of Environmental Concern, arranged for the disposal, discharge, storage or release of any Materials of Environmental Concern, or exposed any employee or other individual to any Materials of Environmental Concern or condition so as to give rise to any material liability or material corrective or remedial obligation under any Environmental Laws.

     3.17 INSURANCE. Cortech has delivered to BioStar a summary of all material insurance policies and all material self-insurance programs relating to the business, assets and operations of the respective Cortech Corporations and has made available to BioStar copies of the polices. Each of such insurance policies is in full force and effect. Since September 30, 1997, none of the Cortech Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in the





                                      32.

Cortech Disclosure Schedule, there is no pending claim (including any workers' compensation claim) other than routine claims for benefits under any Cortech Plan, under or based upon any insurance policy of any of the Cortech Corporations.

     3.18  TRANSACTIONS WITH AFFILIATES.

           (a) Except as set forth in the Cortech SEC Reports, since the date of Cortech's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by Cortech pursuant to Item 404 of Regulation S-K promulgated by the SEC. The Cortech Disclosure Schedule identifies each Person who is an "affiliate" (as that term is used in Rule 145 under the Securities Act) of Cortech and who beneficially owns more than one percent of the outstanding voting capital stock of Cortech as of the date of this Agreement.

           (b) The Cortech Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the Cortech Corporations to any employee, director, consultant or independent contractor other than routine travel advances and advances made for relocation purposes made to employees in the ordinary course of business.

     3.19  LEGAL PROCEEDINGS; ORDERS.

           (a) There is no pending Legal Proceeding, and (to the best of the knowledge of Cortech) no Person has threatened to commence any Legal Proceeding: (i) that involves Cortech or any of the assets owned or used by Cortech or any of the Cortech Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of Cortech, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding that would reasonably be expected to have a Material Adverse Effect on the Cortech Corporations.

           (b) There is no material order, writ, injunction, judgment or decree to which any of the Cortech Corporations, or any of the assets owned or used by any of the Cortech Corporations, is subject. To the best of the knowledge of Cortech, no officer or key employee of the Cortech Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Cortech Corporations.

     3.20 AUTHORITY; BINDING NATURE OF AGREEMENT. Cortech and Merger Sub have the absolute and unrestricted right, power and authority to enter into and to perform their obligations under this Agreement. The board of directors of Cortech (at a meeting duly called and held) has unanimously (a) determined that the Merger is advisable and fair and in the best interests of Cortech and its stockholders, (b) authorized and approved the execution, delivery and performance of this Agreement by Cortech and approved the Merger as sole stockholder of Merger Sub, (c) recommended the approval of the issuance of Cortech Common Stock in the Merger by the holders of Cortech Common Stock, and directed that such issuance be submitted for consideration by Cortech's stockholders at the Cortech Stockholders' Meeting (as defined in





                                      33.

Section 5.3) and the board of directors of Merger Sub has duly authorized by all necessary action the execution, delivery and performance by Merger Sub of this Agreement. This Agreement constitutes the legal, valid and binding obligation of Cortech and Merger Sub, enforceable against Cortech and Merger Sub in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.21 NO EXISTING DISCUSSIONS. Cortech has terminated any existing discussions with any Person that relate to any Acquisition Proposal. None of the Cortech Corporations, and no Representative of any of the Cortech Corporations, is currently engaged, directly or indirectly, in any discussions or negotiations with any Person (other than BioStar) relating to any Acquisition Proposal.

     3.22 VOTE REQUIRED. The affirmative vote of the holders of a majority of the total votes cast at a meeting of the Cortech stockholders at which a quorum is present (the "REQUIRED CORTECH STOCKHOLDER MERGER VOTE"), is the only vote of the holders of any class or series of Cortech's capital stock necessary to approve the issuance of Cortech Common Stock in the Merger. The affirmative vote of the holders of a majority of the outstanding shares of Cortech Common Stock entitled to vote at the Cortech Stockholders Meeting is the only vote of the holder of any class or series of Cortech's capital stock necessary to approve the Cortech Charter Amendment (the "REQUIRED CORTECH STOCKHOLDER CHARTER VOTE).

     3.23 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

           (a)            contravene, conflict with or result in a violation of
(i) any of the provisions of Cortech's Certificate of Incorporation, Bylaws or other charter or organizational documents of any of the Cortech Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Cortech Corporations;

           (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Cortech Corporations, or any of the assets owned or used by any of the Cortech Corporations, is subject, if the result would have a Material Adverse Effect on Cortech;

           (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Cortech or that otherwise relates to Cortech's business or to any of the assets owned or used by any of the Cortech Corporations, if the result would have a Material Adverse Effect on Cortech;

           (d) contravene, conflict with or result in a violation or material breach of, or result in a default (or an event which with notice or lapse of time or both would become a





                                      34.

default) under, any provision of any Cortech Contract that is or would constitute a Cortech Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Cortech Material Contract, (ii) a rebate, charge-back, penalty or change in delivery schedule under any such Cortech Material Contract, (iii) accelerate the maturity or performance of any such Cortech Material Contract, or (iv) cancel, terminate or materially modify any term of such Cortech Material Contract, if the result would have a Material Adverse Effect on Cortech; or

           (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Cortech Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Cortech Corporations).

     Except as may be required by the Exchange Act, the DGCL, and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Joint Proxy Statement) none of the Cortech Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or
(y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     3.24 FAIRNESS OPINION. Cortech's board of directors has received the written opinion of Cowen, financial advisor to Cortech, dated as of the date of this Agreement, to the effect that the terms of the Merger are fair to Cortech from a financial point of view.

     3.25 VALID ISSUANCE; RESERVATION OF SHARES. The Cortech Common Stock to be issued in the Merger in exchange for BioStar Common Stock and BioStar Preferred Stock and to be issued upon exercise or conversion of all BioStar Options, BioStar Warrants, the Contingent Instrument and the Convertible Notes will, when issued in accordance with the provisions of this Agreement and the terms of such BioStar Options, BioStar Warrants, Contingent Instrument and Convertible Notes, be validly issued, fully paid and nonassessable. Cortech's board of directors has duly reserved by all necessary action the Cortech Common Stock issuable upon exercise or conversion of such BioStar Options, BioStar Warrants, Contingent Instrument and Convertible Notes.

     3.26 FINANCIAL ADVISOR. Except for Cowen, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Cortech Corporations. Cortech has furnished to BioStar accurate and complete copies of all agreements under which any such fees, commissions, or other amounts have been paid or may become payable and all indemnification and other arrangements relating to the engagement of Cowen.

     3.27 FULL DISCLOSURE. This Agreement (including the Cortech Disclosure Schedule) does not, and the certificate referred to in Section 7.5(c) will not,
(i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and





                                      35.

information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     3.28 CASH POSITION. The Cortech Disclosure Schedule sets forth the projected cash position of Cortech as of December 31, 1997 and March 31, 1998 and, if the Closing shall not have theretofore occurred, projected expenses for the months of April and May 1998 (the "CORTECH CASH PROJECTION").

4.   CERTAIN COVENANTS OF THE PARTIES

     4.1   ACCESS AND INVESTIGATION; CONFIDENTIALITY.

           (a) During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"), BioStar and Cortech each shall, and BioStar and Cortech shall cause the respective Representatives of BioStar and the Cortech Corporations to: (a) provide each other and their respective Representatives with reasonable access to each others' and their Subsidiaries' respective Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to each other and to their Subsidiaries; and (b) provide each other and their respective Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to each other and their Subsidiaries, and with such additional financial, operating and other data and information regarding each other and their Subsidiaries, as Cortech and BioStar may reasonably request.

           (b) Each of the parties hereto hereby agrees to and reaffirms the terms and provisions of the Mutual Nondisclosure Agreement between Cortech and BioStar executed as of October 31, 1997 (the "NONDISCLOSURE AGREEMENT").

     4.2   OPERATION OF BIOSTAR'S BUSINESS.

           (a) During the Pre-Closing Period: (i) BioStar shall conduct its business and operations (A) in the ordinary course and in accordance with past practices or the operating plan previously delivered by BioStar to Cortech and (B) in compliance with all applicable Legal Requirements and the requirements of all BioStar Material Contracts; (ii) BioStar shall use reasonable efforts to ensure that BioStar preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with BioStar; (iii) BioStar shall keep in full force all insurance policies referred to in Section 2.17 or replace any such policies that terminate with comparable or superior policies; (iv) BioStar shall provide all notices, assurances and support required by any BioStar Contract relating to any BioStar Proprietary Asset in order to ensure that no condition under such BioStar Contract occurs which could result in, or could increase the likelihood of, any transfer or public disclosure by BioStar of any BioStar Proprietary Asset; and (v) BioStar shall (to the extent requested by Cortech) cause its officers to report regularly to Cortech concerning the status of BioStar's business.





                                      36.

           (b) During the Pre-Closing Period, BioStar shall not (without the prior written consent of Cortech):

                (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except for repurchases at less than fair market value pursuant to employment or consulting agreements in effect prior to the date hereof;

                (ii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security (except BioStar Common Stock upon the valid exercise of BioStar Options or BioStar warrants outstanding on the date of this Agreement or pursuant to equipment lease financings, in connection with BioStar's line of credit with Venture Lending and similar transactions or otherwise in the ordinary course of business), (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security; provided, however, that notwithstanding the foregoing, BioStar may grant up to 800,000 options to employees following the date of this Agreement under its existing stock option plans.

                (iii) except as contemplated by this Agreement, amend or waive any of its rights under, or accelerate the vesting under, any provision of the BioStar Option Plan, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                (iv) except as contemplated by this Agreement, amend or permit the adoption of any amendment to its Certificate of Incorporation or Bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                (vi) make any capital expenditure, except capital expenditures through December 31, 1997 in an aggregate amount of no more than the amount provided for in the capital budget previously provided to Cortech for such period, and thereafter in an aggregate amount of no more than a pro-rata portion of the amount that is provided for in a 1998 capital budget which shall be provided to and approved by Cortech (such approval not to be unreasonably withheld) prior to January 1, 1998;

                (vii) except as set forth in the operating plan previously provided to Cortech, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any BioStar Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any BioStar Material Contract;

                (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for (A) assets not constituting BioStar Proprietary Assets and





                                      37.

acquired, leased, licensed or disposed of by BioStar in the ordinary course of business; (B) consistent with past practices and except in the case of the in-licensing of Proprietary Assets, for agreements involving the payment of less than $25,000 per year and a royalty of less than 0.75% and (C) rights granted to academic institutions and researchers for research purposes, or waive or relinquish any material right;

                (ix) lend money to any Person, except travel advances and loans related to relocation, education and immigration-related expenses made in the ordinary course of business, and loans in connection with employee stock purchases as provided for in agreements in effect on the date hereof, or incur or guarantee any indebtedness or pledge or encumber any material assets (except that BioStar may make routine borrowings in the ordinary course of business and in accordance with past practices under its line of credit with Venture Lending);

                (x) except as set forth in the BioStar Disclosure Schedule, establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                (xi) change any of its methods of accounting or accounting practices in any respect;

                (xii)             make any material Tax election;

                (xiii) commence or settle any Legal Proceeding except in the ordinary course of business;

                (xiv) materially amend or otherwise modify any of the terms of its engagement of the financial advisor referenced in Section 2.24 above;

                (xv) amend or otherwise modify any of the terms of any BioStar Warrants, except to the extent necessary to terminate such Warrants or reduce the number of shares issuable upon exercise thereunder;

                (xvi) enter into any material transaction or take any other material action in each case not specifically provided for in the operating plan previously provided by BioStar to Cortech, or outside the ordinary course of business or inconsistent with past practices; or

                (xvii) agree or commit to take any of the actions described in clauses "(i)" through "(xvi)" of this Section 4.2(b).

           (c) During the Pre-Closing Period, BioStar shall promptly notify Cortech in writing of: (i) the discovery by BioStar of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by BioStar in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by BioStar in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or





                                      38.

circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of BioStar; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on BioStar. No notification given to Cortech pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of BioStar contained in this Agreement.

     4.3   OPERATION OF CORTECH'S BUSINESS.

           (a) During the Pre-Closing Period: (i) Cortech shall ensure that each of the Cortech Corporations conducts its business and operations (A) in the ordinary course and in accordance with the operating plan previously discussed among Cortech and BioStar and (B) in compliance with all applicable Legal Requirements and the requirements of all Cortech Material Contracts; (ii) Cortech shall use reasonable efforts to ensure that each of the Cortech Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Cortech Corporations; and (iii) Cortech shall keep in full force all insurance policies referred to in Section 3.17 or replace such policies with comparable or superior policies; and (iv) Cortech shall provide all notices, assurances and support required by any Cortech Contract relating to any Proprietary Asset in order to ensure that no condition under such Cortech Contract occurs which could result in, or could increase the likelihood of, any transfer or public disclosure by any Cortech Corporation of any Proprietary Asset.

           (b) During the Pre-Closing Period, Cortech shall not (without the prior written consent of BioStar ), and shall not permit any of the other Cortech Corporations to:

                (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except for repurchases at less than fair market value pursuant to employment or consulting agreements in effect prior to the date hereof;

                (ii) hire any new employees, excluding those persons hired to replace employees who terminate their employment with a Cortech Corporation during the Pre-Closing Period;

                (iii) sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security (except Cortech Common Stock upon the valid exercise of Cortech Options or Cortech warrants outstanding on the date of this Agreement or the exercise of rights under the Cortech ESPP or pursuant to equipment lease financings and similar transactions or otherwise in the ordinary course of business), (B) any option, call, warrant or right to acquire any capital stock or other security, (C) any instrument convertible into or exchangeable for any capital stock or other security;





                                      39.

                (iv) except as contemplated by this Agreement, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of Cortech Option Plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                (v) except as contemplated by this Agreement, amend or permit the adoption of any amendment to its Certificate of Incorporation or Bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                (vi) except as contemplated by this Agreement and except as previously disclosed to BioStar, form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                (vii) make any capital expenditure, except capital expenditures in an aggregate amount of no more than $25,000;

                (viii) establish, adopt or amend any employee benefit plan or pay any bonus or make any profit sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except as disclosed to BioStar;

                (ix) change any of its methods of accounting or accounting practices in any respect;

                (x)               make any material Tax election;

                (xi) commence or settle any Legal Proceeding except in the ordinary course of business;

                (xii) materially amend or otherwise modify any of the terms of its engagement of the financial advisor referenced in Section 3.26 above;

                (xiii) enter into any material transaction or take any other material action in each case either inconsistent with the operating plan previously provided by Cortech to BioStar, or outside the ordinary course of business;

                (xiv) except as previously disclosed to BioStar, sell or otherwise dispose of, or grant an exclusive license or any other exclusive right to utilize Cortech Proprietary Assets which individually or in the aggregate constitute core technology material to the business of Cortech, or grant to any third party a right of first refusal, first offer, or first negotiation with regard to material products or such core technology; or

                (xv) make any expenditure, singly or in the aggregate, that exceeds the aggregate expenditures set forth in the Cortech Cash Projection during the period ended March 31, 1998 by more than a net $350,000 or make any expenditure, singly or in the aggregate, that





                                      40.

exceeds the aggregate expenditures set forth in the Cash Projections by more than a net $100,000 for the months of April 1998 or May 1998; or

                (xvi) agree or commit to take any of the actions described in clause "(i)" through "(xv)" of this Section 4.3(b).

           (c) During the Pre-Closing Period, Cortech shall promptly notify BioStar in writing of: (i) the discovery by Cortech of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Cortech in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Cortech in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Cortech; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Cortech Corporations. No notification given to BioStar pursuant to this Section 4.3(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Cortech contained in this Agreement.

     4.4   NO SOLICITATION BY BIOSTAR.

           (a) BioStar shall not directly or indirectly, and shall not authorize or permit any Representative of BioStar directly or indirectly to, (i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal or take any similar action, (ii) furnish any non-public information regarding BioStar to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Without limiting the generality of the foregoing, BioStar acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of BioStar, whether or not such Representative is purporting to act on behalf of BioStar, shall be deemed to constitute a breach of this
Section 4.4 by BioStar.

           (b) Nothing contained in this Agreement shall prevent BioStar or its board of directors from (i) furnishing information regarding BioStar (including a copy of this Section 4.4) to any Person in connection with or in response to a bona fide, unsolicited Acquisition Proposal or engaging in discussions or negotiations with respect thereto if and only to the extent that
(A) the board of directors of BioStar determines in good faith, after consultation with its financial advisor that such Acquisition Proposal is reasonably likely to result in a Superior Offer, (B) the board of directors of BioStar determines in good faith, after consultation with its outside counsel, including discussions of applicable legal standards under Delaware law, that such action is required in order for the board of directors to comply with its fiduciary duties under applicable





                                      41.

law, (C) the Person who has requested such information has executed and delivered to BioStar a non-disclosure agreement that is not less restrictive than the non-disclosure agreement in effect between BioStar and Cortech, and
(D) BioStar has not breached Section 4.4(a)(i), or (ii) complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act. In addition, nothing in Section 4.4(a) above shall prevent the board of directors of BioStar from recommending a Superior Offer to its stockholders, if the Board determines, after consultation with its outside counsel, including discussions of applicable legal standards under Delaware law that, in light of such Superior Offer, such recommendation is required in order for the board of directors to comply with its fiduciary obligations to BioStar's stockholders under applicable law (which determination shall be made in light of a revised proposal, if any, made by the Cortech prior to the date of such determination); provided however that BioStar (i) shall provide Cortech with at least 48 hours prior written notice of its intention to hold any meeting at which BioStar's board of directors is reasonably expected to consider an Acquisition Proposal, or such lesser amount of time as has been given to the Board in relation to such meeting, and (ii) shall not recommend to its stockholders a Superior Offer for at least two business days after BioStar has provided Cortech with the material terms of such Superior Offer.

           (c) BioStar shall promptly advise Cortech orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. BioStar shall keep Cortech informed with respect to material changes to the terms of any such Acquisition Proposal and any material modification or proposed modifications thereto.

           (d) BioStar shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal and shall request the return or destruction of any confidential information previously disclosed to such Person and shall use commercially reasonable efforts to ensure that such information is destroyed or returned.

     4.5   NO SOLICITATION BY CORTECH.

           (a) Cortech shall not directly or indirectly, and shall not authorize or permit any of the other Cortech Corporations or any Representative of any of the Cortech Corporations directly or indirectly to,
(i) solicit, initiate, knowingly encourage or induce the making, submission or announcement of any Acquisition Proposal or take any similar action, (ii) furnish any non-public information regarding any of the Cortech Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Without limiting the generality of the foregoing, Cortech acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Cortech Corporations, whether or not such Representative is purporting to act on behalf of Cortech, shall be deemed to constitute a breach of this Section 4.5 by Cortech.

           (b) Nothing contained in this Agreement shall prevent Cortech or its board of directors from (i) furnishing information regarding any of the Cortech Corporations (including copy of this Section 4.5) to any Person in connection with or in response to a bona fide,





                                      42.

unsolicited Acquisition Proposal or engaging in discussions or negotiations with respect thereto if and only to the extent that (A) the board of directors of Cortech determines in good faith, after consultation with its financial advisor that such Acquisition Proposal is reasonably likely to result in a Superior Offer, (B) the board of directors of Cortech determines in good faith, after consultation with its outside counsel, including discussions of applicable legal standards under Delaware law, that such action is required in order for the board of directors to comply with its fiduciary duties under applicable law, (C) the Person who has requested such information has executed and delivered to Cortech a non-disclosure agreement that is not less restrictive than the non-disclosure agreement in effect between Cortech and BioStar, and (D) Cortech has not breached Section 4.5(a)(i), or (ii) complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act. In addition, nothing in Section 4.5(a) above shall prevent the board of directors of Cortech from recommending a Superior Offer to its stockholders, if the Board determines, after consultation with its outside counsel, including discussions of applicable legal standards under Delaware law, that, in light of such Superior Offer, such recommendation is required in order for the board of directors to comply with its fiduciary obligations to Cortech's stockholders under applicable law (which determination shall be made in light of a revised proposal, if any, made by BioStar prior to the date of such determination); provided however that Cortech (i) shall provide BioStar with at least 48 hours prior written notice of its intentions to hold any meeting at which Cortech's board of directors is reasonably expected to consider an Acquisition Proposal, or such lesser amount of time as has been given to the Board in relation to such meeting, and (ii) Cortech shall not recommend to its stockholders a Superior Offer for at least two business days after Cortech has provided BioStar with the material terms of such Superior Offer.

           (c) Cortech shall promptly advise BioStar orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. Cortech shall keep BioStar informed with respect to material changes to the terms of any such Acquisition Proposal and any material modification or proposed modifications thereto.

           (d) Cortech shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal and shall request the return or destruction of any confidential information previously disclosed to such Person and shall use commercially reasonable efforts to ensure that such information is destroyed or returned.

5.   ADDITIONAL COVENANTS OF THE PARTIES

     5.1   REGISTRATION STATEMENT; JOINT PROXY STATEMENT.

           (a) As promptly as practicable after the date of this Agreement, Cortech and BioStar shall prepare and cause to be filed with the SEC the Joint Proxy Statement and simultaneously or thereafter Cortech shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Each of Cortech and BioStar shall use all reasonable efforts to cause the Form S-4 Registration Statement and the Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable





                                      43.

after it is filed with the SEC. Cortech will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Cortech's stockholders, and BioStar will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to the BioStar's stockholders, as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. BioStar and Cortech shall promptly furnish to the other all information concerning BioStar and the BioStar's stockholders and the Cortech Corporations, respectively, that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. BioStar and Cortech shall notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for any amendment or supplement to the Form S-4 Registration Statement or Joint Proxy Statement or for any other information and shall supply the other with copies of all correspondence between such party and the SEC or its staff or other governmental officials with respect to the S-4 Registration Statement or Joint Proxy Statement. The information supplied by each of Cortech and BioStar for inclusion in the Form S-4 Registration Statement and the Joint Proxy Statement shall not (i) at the time the Form S-4 Registration Statement is declared effective, (ii) at the time the Joint Proxy Statement is first mailed to the stockholders of Cortech and BioStar, respectively, (iii) at the time of the BioStar Stockholders' Meeting and at the time of the Cortech Stockholders' Meeting, and (iv) at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Cortech or BioStar becomes aware of any information, that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement, then Cortech or BioStar, as the case may be, shall promptly inform the other party thereof and shall cooperate with the other in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of BioStar or the stockholders of Cortech.

           (b) Prior to the Effective Time, Cortech shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Cortech Common Stock to be issued in the Merger (i) will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of BioStar Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at BioStar Stockholders' Meeting; and (ii) will be approved for quotation at the Effective Time on the Nasdaq National Market; provided, however, that Cortech shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or
(ii) to file a general consent to service of process in any jurisdiction.

     5.2   BIOSTAR STOCKHOLDERS' MEETING.

           (a) BioStar shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of BioStar Common Stock and BioStar Preferred Stock to consider, act upon and vote upon the BioStar Charter Amendment and the approval of this Agreement and of the Merger (the "BIOSTAR STOCKHOLDERS' MEETING"). The BioStar Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act. BioStar shall ensure that the BioStar Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the BioStar Stockholders' Meeting are solicited, in compliance with all applicable Legal





                                      44.

Requirements. BioStar's obligation to call, give notice of, convene and hold the BioStar Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the withdrawal, amendment or modification of the recommendation of the board of directors of BioStar with respect to the Merger, except as is required by applicable law.

           (b) Subject to Section 5.2(c): (i) the board of directors of BioStar shall unanimously recommend that the BioStar stockholders vote in favor of and approve this Agreement, the Merger and the BioStar Charter Amendment at the BioStar Stockholders' Meeting; (ii) the Joint Proxy Statement shall include a statement to the effect that the board of directors of BioStar has unanimously recommended that the BioStar's stockholders vote in favor of and approve this Agreement, the Merger and the BioStar Charter Amendment at the BioStar Stockholders' Meeting; and (iii) neither the board of directors of BioStar nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Cortech, the unanimous recommendation of the board of directors of BioStar that the BioStar's stockholders vote in favor of and approve this Agreement, the Merger and the BioStar Charter Amendment. For purposes of this Agreement, said recommendation of the board of directors of BioStar shall be deemed to have been modified in a manner adverse to Cortech if said recommendation shall no longer be unanimous.

           (c) Nothing in Section 5.2(b) shall prevent the board of directors of BioStar from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger at any time prior to the approval of this Agreement by the Required BioStar Stockholder Vote if (i) a Superior Offer is made to BioStar and is not withdrawn, (ii) neither BioStar nor any of its Representatives shall have violated any of the restrictions set forth in
Section 4.4, and (iii) the board of directors of BioStar concludes in good faith, after consultation with its outside counsel, including discussion of applicable legal standards under Delaware law, that, in light of such Superior Offer, the withdrawal, amendment or modification of such recommendation is required in order for the board of directors of BioStar to comply with its fiduciary obligations to the BioStar's stockholders under applicable law. Except as may be limited by applicable law, nothing contained in this Section
5.2 shall limit BioStar's obligation to call, give notice of, convene and hold the BioStar Stockholders' Meeting (regardless of whether the unanimous recommendation of the board of directors of BioStar shall have been withdrawn, amended or modified).

     5.3   CORTECH STOCKHOLDERS' MEETING.

           (a) Cortech shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of Cortech Common Stock to consider, act upon and vote upon the issuance of Cortech Common Stock in the Merger (the "CORTECH STOCKHOLDERS' MEETING"). The Cortech Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act. Cortech shall ensure that the Cortech Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Cortech Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements. Cortech's obligation to call, give notice of, convene and hold the Cortech Stockholders' Meeting in accordance with this
Section 5.3(a) shall not be limited or otherwise affected by any withdrawal, amendment or modification of the





                                      45.

recommendation of the board of directors of Cortech with respect to the Merger, except as may be required by applicable law.

           (b) Subject to Section 5.3(c): (i) the board of directors of Cortech shall unanimously recommend that Cortech's stockholders vote in favor of and approve the issuance of Cortech Common Stock in the Merger and the Cortech Charter Amendment; (ii) the Joint Proxy Statement shall include a statement to the effect that the board of directors of Cortech has unanimously recommended that Cortech's stockholders vote in favor of and approve the issuance of Cortech Common Stock in the Merger and the Cortech Charter Amendment at the Cortech Stockholders' Meeting; and (iii) neither the board of directors of Cortech nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to BioStar, the unanimous recommendation of the board of directors of Cortech that Cortech's stockholders vote in favor of and approve the issuance of Cortech Common Stock in the Merger and the Cortech Charter Amendment. For purposes of this Agreement, said recommendation of the board of directors of Cortech shall be deemed to have been modified in a manner adverse to BioStar if said recommendation shall no longer be unanimous. Approval of Cortech's Stockholders of the Cortech Charter Amendment shall not be a condition to the consummation of the Merger.

           (c) Nothing in Section 5.3(b) shall prevent the board of directors of Cortech from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger at any time prior to the approval of this Agreement by the Required Cortech Stockholder Vote if (i) a Superior Offer is made to Cortech and is not withdrawn, (ii) neither Cortech nor any of its Representatives shall have violated any of the restrictions set forth in
Section 4.5, and (ii) the board of directors of Cortech concludes in good faith, based upon the advice of its outside counsel, including a discussion of applicable legal standards under Delaware law, that the withdrawal, amendment or modification of such recommendation is required in order for the board of directors of Cortech to comply with its fiduciary obligations to Cortech's stockholders under applicable law. Except as may be limited by applicable law, nothing contained in this Section 5.3 shall limit Cortech's obligation to call, give notice of, convene and hold the Cortech Stockholders' Meeting (regardless of whether the unanimous recommendation of the board of directors shall have been withdrawn, amended or modified).

     5.4 REGULATORY APPROVALS. BioStar and Cortech shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. BioStar and Cortech shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from any Governmental Body regarding the Merger. BioStar and Cortech will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any





                                      46.

Legal Requirement, in connection with any Legal Proceeding under or relating to any federal or state antitrust or fair trade law or any other similar Legal Proceeding, BioStar and Cortech will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     5.5 ESPP. Subject to the terms of Cortech's ESPP and applicable law, Cortech shall take all reasonable actions to ensure that from and after the Effective Time all employees of BioStar shall be entitled to participate in the ESPP of Cortech.

     5.6   INDEMNIFICATION CONTINUATION.

           (a) For Purposes of this Section 5.6: (i) "INDEMNIFIED PERSON" means any person who is now, or has been at any time prior to the Effective Time, an officer or director of Cortech or BioStar or who was serving at the request of Cortech or BioStar as an officer or director of another corporation, joint venture or other enterprise, or a general partner of any partnership, or trustee of any trust and (ii) "PROCEEDING" means any claim, action, suit, proceeding or investigation.

           (b) From and after the Effective Time, Cortech shall and shall cause the Surviving Corporation, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each Indemnified Person against and from (i) any losses, claims damages, expenses (including reasonable attorneys' fees and court costs), liabilities or judgements, and (ii) any amounts that are paid in settlement with the consent of Cortech (which consent will not be unreasonably withheld) of or in connection with any Proceeding based directly or indirectly (in whole or in part) on, or arising directly or indirectly (in whole or in part) out of, the fact that such Indemnified Person is or was an officer or director of Cortech or BioStar or is or was serving at the request of Cortech or BioStar as an officer or director of another corporation, joint venture or other enterprise or general partner of any partnership or a trustee of any trust, whether pertaining to any matter arising before or after the Effective Time. Cortech shall use all reasonable efforts to assist in the vigorous defense of every matter asserted in such Proceeding for which such Indemnified Person is entitled to indemnification under applicable law. In the event of any Proceeding, any Indemnified Person wishing to claim indemnification will promptly notify Cortech thereof (provided that failure to so notify Cortech will not affect the obligations of Cortech to provide indemnification except to the extent that Cortech shall have been prejudiced as a result of such failure). With respect to any Proceeding for which indemnification is requested, Cortech will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, Cortech may assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person. After notice from Cortech to the Indemnified Person of its election to assume the defense of a Proceeding, neither Cortech nor the Surviving Corporation will be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof, other than as provided below. Cortech will not settle any Proceeding without the consent of the Indemnified Person unless such settlement includes a full release of the Indemnified Person, does not impose any injunctive or equitable remedy upon the Indemnified Person, does not include any admission of civil or criminal liability on behalf of an officer or





                                      47.

director and does not require any payment to be made by the Indemnified Person. The Indemnified Person will have the right to employ counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from Cortech of its assumption of the defense thereof will be a the expense of the Indemnified Person, unless, (i) the employment of counsel by the Indemnified Person has been authorized by Cortech, (ii) the Indemnified Person shall have reasonably concluded upon the advice of counsel that there may be a conflict of interest between the Indemnified Person, Cortech and the Surviving Corporation in the conduct of the defense of a Proceeding, or (iii) Cortech shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the reasonable fees and expenses of counsel selected by the Indemnified Person will be at the expense of Cortech, and Cortech, to the fullest extent permitted under applicable law, shall in such event pay expenses in advance of the final disposition of any such Proceeding upon the receipt from the Indemnified Person to whom such expenses are advanced of an undertaking to repay such advances if it is ultimately determined that such Indemnified Person is not entitled to be indemnified by Cortech or the Surviving Corporation. Notwithstanding the foregoing, neither Cortech nor the Surviving Corporation will be liable for any settlement effected without its written consent and neither Cortech nor the Surviving Corporation will be obligated pursuant to this Section 5.6 to pay the fees and disbursement of more than one counsel for all Indemnified Persons in any single Proceeding, except to the extent two or more of such Indemnified Persons have conflicting interests in the outcome of such action.

           (c) In addition to the foregoing, Cortech and the Surviving Corporation shall continue in full force provisions in Cortech's and the Surviving Corporation's Certificate of Incorporation and Bylaws in effect on the date of this Agreement providing for indemnification of Indemnified Persons to the fullest extent now or hereafter permitted under Delaware Law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Persons' right of indemnification.

           (d) Cortech shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided for in this Section 5.6.

           (e) The rights of each Indemnified Person hereunder shall be in addition to any other rights such Indemnified Person may have under Delaware Law, Cortech's and the Surviving Corporation's Certificate of Incorporation or bylaws in effect prior to the Effective Time, any agreement or otherwise. The provisions of this Section 5.6 shall survive the consummation of the Merger for a period of six years and are expressly intended to benefit and may be relied upon each of the Indemnified Persons; provided, however, that in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims.

           (f) In the event Cortech, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or a substantial portion of their properties or assets to any person or entity, then, and in each such case, to the extent necessary to effectuate the purposes of the





                                      48.

Section 5.6 proper provision shall be made so that the successors and assigns of Cortech or the Surviving Corporation assume the obligations set forth in this Section 5.6.

     5.7 ADDITIONAL AGREEMENTS. Cortech and BioStar shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. BioStar shall promptly deliver to Cortech a copy of each such filing made, each such notice given and each such Consent obtained by BioStar during the Pre-Closing Period.

     5.8 DISCLOSURE. Cortech and BioStar shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, neither BioStar nor Cortech shall, and neither shall permit, any of its Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the other Party shall have approved such disclosure or (b) the disclosing party shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law and shall have given the other Party the opportunity, to the extent practicable, to review and comment upon the disclosure.

     5.9   TAX MATTERS.  Each of Cortech and BioStar acknowledge and agree that
(i) it intends the Merger to constitute a reorganization within the meaning of
Section 368(a) of the Code, (ii) it will report the Merger as such a reorganization in any and all federal, state and local income tax returns filed by it. BioStar and Cortech shall each use all reasonable efforts to obtain and deliver to Cooley Godward LLP and to Pillsbury Madison & Sutro LLP, as soon as practicable after the date of this Agreement, Continuity of Interest Certificates (in a form agreed to by counsel to Cortech and the BioStar ) signed by those persons mutually agreed to by Cooley Godward LLP and Pillsbury Madison & Sutro LLP. At or prior to the filing of the S-4 Registration Statement with the SEC and, to the extent necessary, at the Closing, BioStar and Cortech shall execute and deliver to Cooley Godward LLP and to Pillsbury Madison & Sutro LLP management tax representation letters in a form agreed to by counsel to Cortech and BioStar. Cortech and BioStar shall use all reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code. In the event of the issuance of final or temporary Treasury regulations relating to the continuity of stockholder interest (proposed regulations on the topic were issued in the Federal Register on December 23, 1996 (Reg-252231-96); these regulations would, among other things, add a new section 1.368-1(a) to existing regulations), the parties agree to use their reasonable best efforts to take advantage of, and comply with, any provisions therein (such as an election and/or reporting requirements) to the extent necessary to cause such regulations to apply to the Merger.





                                      49.

     5.10 RESIGNATION OF OFFICERS AND DIRECTORS. Cortech shall use all reasonable efforts to obtain and deliver to BioStar prior to the Closing the resignation of each officer and director of Cortech effective as of the Effective Time, except any directors identified in Section 5.13 below who are members of the board of directors of Cortech immediately prior to the Effective Time.

     5.11 FIRPTA MATTERS. At the Closing, (a) BioStar shall deliver to Cortech a statement (in such form as may be reasonably requested by counsel to Cortech) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) BioStar shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     5.12 AFFILIATE AGREEMENTS. BioStar shall, no later than twenty days in advance of the Cortech Stockholders' Meeting, deliver to Cortech a list (the "AFFILIATE LIST") of Persons who are "affiliates" (as that term is used in Rule 145 under the Securities Act). Prior to the date of the Cortech Stockholders' Meeting, BioStar shall deliver to Cortech an Affiliate Agreement in the form of Exhibit C duly executed by each Person on the Affiliate List, and by each Person who becomes an affiliate after delivery of the Affiliate List and prior to the date of delivery of the signed Affiliate Agreements.

     5.13 ELECTION OF DIRECTORS. Cortech shall use all reasonable efforts to nominate and appoint Teresa W. Ayers, Alexander E. Barkas, Ph.D., Thomas A. Bologna, and two directors designated by Cortech in consultation with BioStar as the board of directors of Cortech and the Surviving Corporation effective immediately after the Effective Time.

     5.14 REGISTRATION RIGHTS. Cortech shall assume BioStar's obligations under the BioStar Restated Investors' Rights Agreement dated as of June 27, 1994, as amended (the "INVESTORS' RIGHTS AGREEMENT"); provided, however, that, BioStar shall use all reasonable efforts to cause the Investors' Rights Agreement to be amended to remove Sections 2, 3, and 4 and to provide that no Holder (as defined in the Investors' Rights Agreement) shall request registration or participation in a registration of Cortech Common Stock pursuant to Sections 1.2, 1.3, or 1.12 thereunder until the earlier of (a) the date 90 days after the effective date of a registration statement for the first public offering of Cortech's shares following the Effective Time, and (b) the first anniversary of the Effective Time.

     5.15 MARKET STAND-OFF AGREEMENT. BioStar shall obtain the agreement of each of the holders of BioStar Common Stock and BioStar Preferred Stock listed on Schedule A attached hereto (each a "BIOSTAR INVESTOR") that such BioStar Investor shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Cortech Common Stock issued to such BioStar Investor in connection with the Merger for 180 days from the Effective Time.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF CORTECH AND MERGER SUB

     The obligations of Cortech and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:





                                      50.

     6.1   ACCURACY OF REPRESENTATIONS.

           The representations and warranties of BioStar contained in this Agreement shall be accurate in all material respects as of the date hereof and shall be accurate as of the Closing Date as if made on and as of the Closing Date (except representations and warranties that refer specifically to "the date of this Agreement" or a specific date prior to the date of this Agreement) except that any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to such inaccuracies (individually and collectively) do not constitute a Material Adverse Effect on BioStar (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the BioStar Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

     6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that BioStar is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

     6.4 STOCKHOLDER APPROVAL. This Agreement, the Merger and the BioStar Charter Amendment shall have been duly approved by the Required BioStar Stockholder Vote, and the issuance of Cortech Common Stock in the Merger shall have been approved by the Required Cortech Stockholder Merger Vote. The number of shares of BioStar Common Stock and BioStar Preferred Stock as to which written notices from stockholders of BioStar to dissent from the Merger shall have been received shall be less than 10% of the then outstanding shares of BioStar Common Stock and BioStar Preferred Stock as of the BioStar Record Date.

     6.5 CONSENTS. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in the BioStar Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.6 DOCUMENTS. Cortech shall have received the following legal documents, each of which shall be in full force and effect:

           (a) a legal opinion of Cooley Godward LLP dated as of the Closing Date, in a form reasonably satisfactory to Cortech and its legal counsel;

           (b) a legal opinion of Pillsbury Madison & Sutro LLP dated as of the Closing Date and addressed to Cortech, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Pillsbury Madison & Sutro LLP may rely upon the Continuity of Interest Certificates and tax representation letters referred to in Section 5.9 and a copy of the legal opinion described in Section 7.5(b) hereof). The opinions described in this
Section 6.6(b) and in Section 7.5(b) shall be substantially identical in form and substance; and





                                      51.

           (c) a certificate executed on behalf of BioStar by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4, 6.5 and 6.7 have been duly satisfied.

     6.7 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, financial condition, capitalization, assets, liabilities, operations or financial performance of BioStar since the date of this Agreement.

     6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.9 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Cortech or any of its subsidiaries any damages that may be material to Cortech; or (c) which would materially and adversely affect the right of Cortech to own the assets or operate the business of BioStar.

     6.10 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable probability of an outcome that would have a Material Adverse Effect on BioStar or on Cortech: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Cortech or any of its subsidiaries any damages that may be material to Cortech; (c) seeking to prohibit or limit in any material respect Cortech's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Cortech to own the assets or operate the business of BioStar.

     6.11 DELIVERY OF AFFILIATES AGREEMENTS. BioStar shall have delivered the Affiliate Agreements referred to in Section 5.12 above.

     6.12 DELIVERY OF FAIRNESS OPINION. Cortech's board of directors has received the written opinion of Cowen, dated as of the date of this Agreement, to the effect that the terms of the Merger are fair to Cortech from a financial point of view and the same has not been withdrawn as of the date of the mailing of the Joint Proxy Statement to the Cortech stockholders for any reason, including but not limited to a material change in the underlying assumptions of the financial projections provided to Cowen by BioStar.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF BIOSTAR

     The obligations of BioStar to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:





                                      52.

     7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of Cortech contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate as of the Closing Date as if made on and as of the Closing Date except that any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to such inaccuracies (individually and collectively) do not constitute a Material Adverse Effect on Cortech (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Cortech Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

     7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Cortech is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

     7.4 STOCKHOLDER APPROVAL. This Agreement, the Merger and the BioStar Charter Amendment shall have been approved by the Required BioStar Stockholder Vote, and the issuance of Cortech Common Stock in the Merger shall have been approved by the Required Cortech Stockholder Merger Vote. The number of shares of BioStar Common Stock and BioStar Preferred Stock as to which written notices from stockholders of BioStar to dissent from the Merger shall have been received shall be less than 10% of the then outstanding shares of BioStar Common Stock and BioStar Preferred Stock as of the BioStar Record Date.

     7.5   DOCUMENTS.  BioStar shall have received the following documents:

           (a) a legal opinion of Pillsbury Madison & Sutro LLP, dated as of the Closing Date, a form reasonably satisfactory to BioStar and its legal counsel;

           (b) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP, may rely upon the Continuity of Interest Certificates and tax representation letters referred to in Section 5.9 and a copy of the legal opinions described in Section 6.6(b) hereof. The opinions described in this Section 7.5(b) and in Section 6.6(b) shall be substantially identical in form and substance; and

           (c) a certificate executed on behalf of Cortech by an executive officer of Cortech, confirming that conditions set forth in Sections 7.1, 7.2, 7.4, 7.6 and 7.10 have been duly satisfied.

     7.6 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in Cortech's business, financial condition, assets, liabilities, operations or financial performance since the date of this Agreement (it being understood that a decline in Cortech's





                                      53.

stock price or the delisting of Cortech's stock shall not constitute, in and of itself, a Material Adverse Change).

     7.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by BioStar shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by BioStar illegal.

     7.8 DIRECTORS. Cortech shall have taken all actions necessary to cause the board of directors of Cortech and the Surviving Corporation following the Effective Time to consist of the individuals set forth in Section 5.13.

     7.9 CONSENTS. All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in the Cortech Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     7.10 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from BioStar or any of its subsidiaries any damages that may be material to BioStar; or (c) which would materially and adversely affect the right of BioStar to own the assets or operate the business of Cortech.

     7.11 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable probability of an outcome that would have a Material Adverse Effect on BioStar or on Cortech: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from BioStar or any of its subsidiaries any damages that may be material to BioStar; (c) seeking to prohibit or limit in any material respect BioStar's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) resulting in Cortech as constituted after the Effective Time not containing all of the assets and business of Cortech as constituted immediately prior to the Effective Time.

8.   TERMINATION

     8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after approval of this Agreement and the Merger by the Required BioStar Stockholder Vote and the Required Cortech Stockholder Vote);

           (a)            by mutual written consent of Cortech and BioStar;

           (b) by either Cortech or BioStar if the Merger shall not have been consummated by May 31, 1998 (unless the failure to consummate the Merger is attributable to a





                                      54.

failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

           (c) by either Cortech or BioStar if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

           (d) by either Cortech or BioStar if (i) the BioStar Stockholders' Meeting shall have been held and completed and (ii) this Agreement, the Merger and the BioStar Charter Amendment shall not have been approved at such meeting by the Required BioStar Stockholder Vote;

           (e) by either Cortech or BioStar if (i) the Cortech Stockholders' Meeting shall have been held and completed and (ii) the issuance of Cortech Common Stock in the Merger shall not have been approved at such meeting by the Required Cortech Stockholder Merger Vote;

           (f) by Cortech (at any time prior to the approval of this Agreement, the Merger and the BioStar Charter Amendment by the Required BioStar Stockholder Vote) if a BioStar Triggering Event shall have occurred;

           (g) by BioStar (at any time prior to the approval of the issuance of Common Stock in the Merger by the Required Cortech Stockholder Merger Vote) if a Cortech Triggering Event shall have occurred;

           (h) by Cortech if (i) any of BioStar's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, (ii) if any of BioStar's covenants contained in this Agreement shall have been breached, and such inaccuracy or breach would cause the condition set forth in Sections 6.1 or 6.2, respectively, to not be satisfied, or (iii) if Cowen withdraws its fairness opinion as further provided in Section 6.12 because of a material change in the underlying assumptions of the financial projections provided to Cowen by BioStar; provided, however, that if an inaccuracy in BioStar's representations and warranties or a breach of a covenant by BioStar is curable by BioStar and BioStar is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Cortech may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach until 20 days after delivery of written notice of the inaccuracy or breach to BioStar by Cortech, if the inaccuracy or breach has not at that time been cured or May 31, 1998, whichever shall first occur; or

           (i) by BioStar if any of Cortech's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of Cortech's covenants contained in this Agreement shall have been breached, and such inaccuracy or breach would cause the condition set forth in Sections 7.1 or 7.2, respectively, to not be satisfied (except that BioStar may consider any breach of the covenant set forth in Section 4.3(xv) above to be a material breach); provided, however, that (except with respect to a breach of the covenant set forth in Section 4.3(xv) which shall be considered a breach incapable of cure) if an inaccuracy in Cortech's representations and warranties or a breach of a covenant by Cortech is curable by Cortech and Cortech is continuing to exercise all reasonable efforts to cure such inaccuracy or





                                      55.

breach, then BioStar may not terminate this Agreement under this Section 8.1(i) on account of such inaccuracy or breach until 20 days after delivery of written notice of the breach or inaccuracy to Cortech by BioStar, if the inaccuracy or breach has not at that time been cured or May 31, 1998, whichever shall first occur.

     8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and
Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the Nondisclosure Agreement shall remain in full force and effect to the extent provides therein, and (iii) the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty or covenant contained in this Agreement occurring prior to the date of such termination if such party is not obligated to pay a termination fee pursuant to Section 8.3 hereof.

     8.3   EXPENSES; TERMINATION FEES.

           (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Cortech and BioStar shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement and any amendments or supplements thereto.

           (b) If this Agreement is terminated by Cortech pursuant to Section 8.1(f) or 8.1(h) hereof, BioStar shall pay Cortech a termination fee equal to (i) $500,000 plus (ii) if the preliminary Joint Proxy Statement has been filed with the SEC, reimbursement of the amount of the professional fees and expenses which Cortech incurred in connection with the Merger, up to $150,000.

           (c) If this Agreement is terminated by BioStar pursuant to Section 8.1(g), or 8.1(i) hereof, Cortech shall pay BioStar a termination fee equal to (i) $500,000 plus (ii) if the preliminary Joint Proxy Statement has been filed with the SEC, reimbursement of the amount of the professional fees and expenses which BioStar incurred in connection with the Merger, up to $150,000.

           (d)            Any termination fees and expenses payable under
Section 8.3(b) or 8.3(c) above shall be paid in cash, via wire transfer of immediately available funds no later than the close of business on the second business day following the date on which the termination giving rise to such payment occurs.

           (e) Cortech and BioStar agree that the agreements contained in Sections 8.3(b) and (c) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due under such Sections 8.3(b) and (c), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the





                                      56.

amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

9.   MISCELLANEOUS PROVISIONS

     9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of BioStar and Cortech at any time (whether before or after approval of this Agreement and the Merger by the stockholders of BioStar; and whether before or after approval of the issuance of Cortech Common Stock in the Merger by Cortech's stockholders) provided, however, that
(i) after any such approval of this Agreement and the Merger by BioStar's stockholders, no amendment shall be made which by law or NASD regulation requires further approval of the stockholders of BioStar without the further approval of such stockholders, and (ii) after any such approval of the issuance of Cortech Common Stock in the Merger by Cortech's stockholders, no amendment shall be made which by law or NASD regulation requires further approval of Cortech's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.2   WAIVER.

           (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

           (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

     9.4 ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW. This Agreement and the other agreements and schedules referred to herein and therein and the Non-Disclosure Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of Colorado as applied to contracts entered into and to be performed entirely within Colorado provided, however that matters of corporate governance involving Cortech and BioStar shall be governed by the DGCL.





                                      57.

     9.5 JURY WAIVER. The parties hereto hereby agree to waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement or the transactions contemplated thereby in any action, proceeding or other litigation of any type brought by any party against any other party with respect to contracts, claims, tort claims or otherwise. The scope of this waiver is intended to be as broad as permitted by law, covering all disputes that may be filed in any court that relate to the subject matter of this Agreement, including tort claims, contract claims, claims under common law, statutory claims and any action, counterclaim or other proceeding which seeks in whole or in part to challenge the validity or enforceability of this Agreement or the transactions contemplated thereby. This waiver is irrevocable.

     9.6 DISCLOSURE SCHEDULE. The BioStar Disclosure Schedule and the Cortech Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Sections 2 and 3, and the information disclosed in any numbered or lettered part shall, together with any other information in any other part or parts of the relevant Disclosure Schedule which a reasonable Person would relate to such numbered or lettered part, be deemed to relate to and to qualify the representation or warranty set forth in the corresponding numbered or lettered section and shall otherwise not be deemed to relate to or to qualify any other representation or warranty.

     9.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     9.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by any party without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights by a party without such consent shall be void and of no effect. Except as set forth in Section 1.5 with respect to the stockholders of BioStar or the holders of BioStar Options and BioStar Warrants, and Section 5.6 with respect to the persons identified therein (with each of the foregoing intended as a third party beneficiary of the corresponding referenced Section of this Agreement), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or reason of this Agreement.

     9.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):





                                      58.

           if to Cortech or Merger Sub:

           Cortech, Inc.
           6850 North Broadway
           Denver, Colorado 80221
           Attention: Kenneth R. Lynn
           Phone: 303/650-1200
           Fax: 303/650-5023

           with a copy to:

           Pillsbury Madison & Sutro LLP
           101 W. Broadway, Suite 1800
           San Diego, California  92101
           Attention:  David R. Snyder, Esq.
           Phone:  619/234-5000
           Fax:  619/236-1995

           if to BioStar :

           BioStar, Inc.
           6655 Lookout Road
           Boulder, Colorado 80301
           Attention: Teresa W. Ayers
           Phone:  303/530-6602
           Fax:  303/530-6641

           with a copy to:

           Cooley Godward LLP
           2595 Canyon Boulevard
           Suite 250
           Boulder, Colorado 80302
           Attention:  James H. Carroll, Esq.
           Phone:  303/546-4000
           Fax:  303/546-4099

     9.10  COOPERATION.   Each party agrees to cooperate fully with the other
party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

     9.11  CONSTRUCTION.

           (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the





                                      59.

plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

         (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                    CORTECH, INC.

                                    By: /s/ KENNETH R. LYNN
                                       --------------------------------------
                                       Kenneth R. Lynn
                                       President/Chief Executive Officer

                                    CORTECH MERGER SUB, INC.

                                    By: /s/ KENNETH R. LYNN
                                       --------------------------------------
                                       Kenneth R. Lynn
                                       President/Chief Executive Officer



                                    BIOSTAR, INC.

                                    By: /s/ TERESA W. AYERS
                                       --------------------------------------
                                       Teresa W. Ayers
                                       President/ Chief Executive Officer





                                      60.

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal between Cortech and BioStar) contemplating or otherwise relating to any Acquisition Transaction.

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of related transactions involving:

          (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which Cortech or BioStar is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires Cortech or BioStar or more than 50% of Cortech's business or BioStar's business or directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Cortech or BioStar, or (iii) in which any of BioStar or Cortech issues securities representing more than 20% of the outstanding securities of any class of voting securities of BioStar or Cortech, respectively;

          (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 50% of the assets of BioStar or Cortech; or

          (c)             any liquidation or dissolution of BioStar or Cortech.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

         BEST OF KNOWLEDGE; KNOWLEDGE. Information shall be deemed to be known to the "best of knowledge" or to the "knowledge" of a party if that information was actually known or reasonably should have been known by an executive officer of such party.

         BIOSTAR COMMON STOCK. "BioStar Common Stock" shall mean the Common Stock, $.0001 par value, of BioStar.

         BIOSTAR CONTRACT. "BioStar Contract" shall mean any Contract: (a) to which BioStar is a party; (b) by which BioStar or any asset of BioStar is or may become bound or under which BioStar has, or may become subject to, any obligation; or (c) under which BioStar has or may acquire any right or interest.

         BIOSTAR DISCLOSURE SCHEDULE. "BioStar Disclosure Schedule" shall mean the disclosure schedule that has been prepared by BioStar in accordance with the requirements of Section 9.6 and that has been delivered by BioStar to Cortech on the date of this Agreement and signed by the President of BioStar.

         BIOSTAR OPTIONS. "BioStar Options" shall mean each unexpired and unexercised option to purchase shares of BioStar Common Stock granted under the 1995 Equity Incentive Plan and stock option agreements of BioStar outside of the 1995 Equity Incentive Plan outstanding immediately prior to the Effective Time.

         BIOSTAR PROPRIETARY ASSET. "BioStar Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to BioStar or otherwise used by BioStar.

         BIOSTAR PREFERRED STOCK. "BioStar Preferred Stock" shall mean the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, $.0001 par value, of BioStar.

         BIOSTAR RECORD DATE. "BioStar Record Date" shall mean the record date for the BioStar Stockholders Meeting.

         BIOSTAR TRIGGERING EVENT. A "BioStar Triggering Event" shall be deemed to have occurred if: (i) the board of directors of BioStar shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Cortech its unanimous recommendation in favor of, the Merger or approval of this Agreement; (ii) BioStar shall have failed to include in the Joint Proxy Statement the unanimous recommendation of the board of directors of BioStar in favor of approval of this Agreement and the Merger; (iii) the board of directors of BioStar fails to unanimously reaffirm its recommendation in favor of approval of this Agreement and the Merger within five business days after the Cortech requests in writing that such recommendation be reaffirmed; (iv) the board of directors of BioStar shall have approved, endorsed or recommended any Acquisition Proposal; (v) BioStar shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (vi) BioStar shall have failed to hold BioStar Stockholders' Meeting as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of BioStar shall have been commenced and BioStar shall not have sent to its security holders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that BioStar recommends rejection of such tender or exchange offer; or (viii) an Acquisition Proposal is publicly announced, and BioStar (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal.

         BIOSTAR WARRANTS. BioStar Warrants shall mean the outstanding warrants of BioStar and the Contingent Instrument, as amended prior to the Effective
Time (other than those which expire as of the Effective Time if they remain unexercised as of the Effective Time).

         CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         CORTECH COMMON STOCK. "Cortech Common Stock" shall mean the Common Stock, $0.002 par value per share, of Cortech.

         CORTECH CONTRACT. "Cortech Contract" shall mean any Contract: (a) to which any of the Cortech Corporations is a party; (b) by which any Cortech Corporation or any asset of a Cortech Corporation may become bound or under which any Cortech Corporation has, or may become subject to, any obligation; or
(c) under which any Cortech Corporation has or may acquire any right or interest.

         CORTECH DISCLOSURE SCHEDULE. "Cortech Disclosure Schedule" shall mean the disclosure schedule that has been prepared by Cortech in accordance with the requirements of Section 9.6 and that has been delivered by Cortech to BioStar on the date of this Agreement and signed by the President of Cortech.

         CORTECH OPTIONS. "Cortech Options" shall mean stock options granted by Cortech pursuant to the Amended and Restated 1986 Incentive Stock Option Plan, 1991 Non-employee Directors' Stock Option Plan, Amended and Restated 1992 Non-employee Directors' Stock Option Plan, and the 1993 Equity Incentive Plan (collectively, the "Cortech Option Plans").

         CORTECH PROPRIETARY ASSET. "Cortech Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Cortech Corporations or otherwise used by any of the Cortech Corporations.

         CORTECH RECORD DATE. "Cortech Record Date" shall mean the record date for the Cortech Stockholders Meeting.

         CORTECH TRIGGERING EVENT. A "Cortech Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Cortech shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to BioStar its unanimous recommendation in favor of, the Merger or approval of this Agreement; (ii) Cortech shall have failed to include in the Joint Proxy Statement the unanimous recommendation of the board of directors of Cortech in favor of approval of this Agreement and the Merger; (iii) the board of directors of Cortech fails to unanimously reaffirm its recommendation in favor of approval of this Agreement and the Merger within five business days after BioStar requests in writing that such recommendation be reaffirmed; (iv) the board of directors of Cortech shall have approved, endorsed or recommended any Acquisition Proposal; (v) Cortech shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (vi) Cortech shall have failed to hold the Cortech Stockholders' Meeting as promptly as practicable and in any event within 45 days after the Form S-4 Registration Statement is declared effective under the Securities Act; (vii) a tender or exchange offer relating to securities of Cortech shall have been commenced and Cortech shall not have sent to its security holders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that Cortech recommends rejection of such tender or exchange offer; or (viii) an Acquisition Proposal is publicly announced, and Cortech (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal.

         COWEN. "Cowen" shall mean Cowen & Company, financial advisor to Cortech.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ENVIRONMENTAL LAW. "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Cortech in connection with issuance of Cortech Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         JOINT PROXY STATEMENT. "Joint Proxy Statement" shall mean the joint proxy statement/prospectus to be sent to BioStar's stockholders in connection with the BioStar Stockholder's Meeting and to Cortech's stockholders in connection with the Cortech Stockholders' Meeting.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LEHMAN BROTHERS. "Lehman Brothers" shall mean Lehman Brothers Inc., financial advisor to BioStar.

         MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on BioStar if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (i) the business, financial condition, capitalization, assets, liabilities, operations or financial performance of BioStar, (ii) the ability of the company to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform obligations under this Agreement, or (iii) Cortech's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Cortech if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (i) the business, financial condition, assets, liabilities, operations or financial performance of the Cortech Corporations taken as a whole, (ii) the ability of Cortech to consummate the Merger or any of the other transactions contemplated by this Agreement or to perform its obligations under this Agreement, or (iii) the ability of BioStar's stockholders to vote, receive dividends with respect to, or otherwise exercise ownership rights with respect to the stock of Cortech received by them.

         MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

         PENSION PLAN. "Pension Plan" shall mean any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Subtitles of ERISA).

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any material: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body.

         SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited, bona fide written Acquisition Proposal on terms that the board of directors of BioStar or Cortech, as the case may be, determines in its reasonable judgment, after consultation with its financial advisor, to be more favorable to BioStar's stockholders or Cortech's stockholders, as the case may be, than the terms of the Merger.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         WELFARE PLAN. "Welfare Plan" shall mean an employee welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA).

                                                                       EXHIBIT B


                            CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 BIOSTAR, INC.

         BioStar, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY:

         FIRST:  The name of the Corporation is BioStar, Inc.

         SECOND: The original certificate of incorporation of the Corporation was (i) filed with the Secretary of State of Delaware on May 21, 1992, and (ii) a restated certificate of incorporation was filed on June 24, 1997 (the "RESTATED CERTIFICATE").

         THIRD: The board of directors of the Corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, has adopted resolutions to amend the Certificate of Incorporation.

         FOURTH: The Certificate of Incorporation shall be amended as follows:

         1. Subsection 2(a) of Article IV shall be amended to read in full as follows:

         "a.     In the event of a liquidation, dissolution or winding up of this corporation, other than the Excluded Merger (as defined in subsection 5(a)(iv) below), either voluntary or involuntary:"

         2. The following proviso shall be inserted at the end of subsection 5(a) of Article IV, immediately after subsection 5
                 (a) (iii)(D):

                 "(iv) This Section 5 shall not apply to a merger of Cortech Merger Sub, Inc., a wholly-owned subsidiary of Cortech, Inc., with and into the Corporation (the "EXCLUDED MERGER") pursuant to the Agreement and Plan of Merger and Reorganization dated as of December 19, 1997 among Cortech, Inc., Cortech Merger Sub, Inc. and the Corporation, as such agreement may be amended from time to time in accordance with the provisions thereof (the "REORGANIZATION AGREEMENT")."

         3. The following subsection 5(g) shall be added to Article IV, immediately following subsection 5(f):

                 "g. Notwithstanding any other provision of this Restated Certificate, in the event of the Excluded Merger no holder of Preferred Stock or Common Stock shall be entitled to receive, as consideration for any of such holder's Preferred Stock or Common Stock, any payment, consideration or exchange of cash, securities or other property other than the consideration set forth in the Reorganization Agreement."


                                     1.

         FIFTH: Thereafter, pursuant to a resolution of the board of directors of the Corporation, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this ___ day of _________, 1998.

                                        BioStar, Inc.


                                        By:
                                           -----------------------------------
                                             Teresa W. Ayers
                                             President/Chief Executive Officer

                                     2.

                                                                       EXHIBIT C


                              AFFILIATE AGREEMENT

         THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of _____________________, 199_, by and among Cortech, Inc., a Delaware corporation ("Cortech"), BioStar, Inc., a Delaware corporation ("BioStar") and the undersigned stockholder who may be deemed an affiliate ("Affiliate") of BioStar. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS

         A. BioStar, Cortech and Cortech Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Cortech ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") which contemplates that BioStar and Merger Sub will execute a Certificate of Merger, which Agreement and Certificate (collectively, the "Merger Agreements") provide for the merger (the "Merger") of Merger Sub with and into BioStar. Pursuant to the Merger, all outstanding capital stock of BioStar will be converted into Common Stock of Cortech.

         B. Affiliate is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding BioStar capital stock as is indicated on the final page of this Agreement, which shares shall be exchanged for shares of Cortech Common Stock as a result of the Merger (for purposes of this Agreement, "Shares" means shares of BioStar capital stock and the shares of Cortech Common Stock issued in exchange therefor as a result of the Merger).

         C. Affiliate understands that, since the Affiliate may be deemed to be an "affiliate" of BioStar (within the meaning of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act")), the Shares may only be disposed of in conformity with the limitations described herein. Affiliate has been informed that the treatment of the Merger as a tax-free reorganization under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), is dependent upon the accuracy of certain of the representations and warranties and the compliance with certain of the agreements set forth herein. Affiliate further understands that the representations, warranties and agreements set forth herein will be relied upon by Cortech, BioStar and their respective counsel and independent auditors.

         NOW THEREFORE, the parties agree as follows:

1) New Shares. Affiliate agrees that any shares of capital stock of BioStar that Affiliate purchases or with respect to which Affiliate otherwise acquires beneficial ownership after the date of this Agreement and prior to the Effective Time of the Merger ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.


                                     1.

2) Tax Treatment; Rule 145. Affiliate understands and agrees that it is intended that the Merger qualify as a "reorganization" under Section 368 of the Code. Affiliate further understands and agrees that Affiliate may be deemed to be an "affiliate" of BioStar within the meaning of Rule 145, although nothing contained herein should be construed as an admission of such fact.

3) Reliance Upon Representations, Warranties and Covenants. Affiliate has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of former stockholders of BioStar maintain a meaningful continuing equity ownership interest in Cortech after the Merger. Affiliate understands that the representations, warranties and covenants of Affiliate set forth herein will be relied upon by Cortech, BioStar and their respective counsel and independent auditors.

4)       Representations, Warranties and Covenants of Affiliate.

         (a) Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

         (b) Set forth below the signatures below is the number of shares of BioStar capital stock owned by Affiliate, including all BioStar capital stock as to which Affiliate has sole or shared voting or investment power and all rights, options and warrants to acquire BioStar capital stock owned or held by Affiliate.

         (c) Except as may be specifically required by court order, Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to the foregoing with respect to, any shares of Cortech Common Stock that Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Cortech are sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless: (i) such transaction is permitted pursuant to Rule 145(d) under the Securities Act;
(ii) counsel representing Affiliate, which counsel is reasonably satisfactory to Cortech, shall have advised Cortech in a written opinion letter satisfactory to Cortech and Cortech's legal counsel, and upon which Cortech and its legal counsel may rely, that no registration statement under the Securities Act would be required in connection with the proposed sale, transfer or other disposition; (iii) a registration statement under the Securities Act covering the Cortech Common Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act; or (iv) an authorized representative of the SEC shall have rendered written advice to Affiliate (sought by Affiliate or counsel to Affiliate, with a copy thereof and all other related communications delivered to Cortech) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take any action, with respect to the proposed disposition if consummated.


                                     2.

         (d) Affiliate has, and as of the Effective Time of the Merger will have, no present plan or intent to engage in a sale, exchange, transfer, pledge, disposition or any other transaction that results in a reduction in the risk of ownership (collectively, a "Sale") with respect to more than ___% of the shares of Cortech Common Stock to be acquired by the undersigned Affiliate upon consummation of the Merger. Affiliate is not aware of, or participating in, any present plan or intention (a "Plan") on the part of BioStar stockholders to engage in Sales of shares of Cortech Common Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed ___% of the aggregate fair market value of all shares of outstanding BioStar capital stock immediately prior to the Merger. For purposes of the preceding sentence, shares of BioStar capital stock (i) that are exchanged for cash in lieu of fractional shares of Cortech capital stock, or (ii) with respect to which a pre-Merger sale occurs in a Related Transaction (as defined below), shall be considered to be shares of BioStar capital stock that are exchanged for Cortech Common Stock in the Merger and then disposed of pursuant to a Plan. A Sale of Cortech Common Stock shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a Related Transaction. For purposes of this Section 4(d), a "Related Transaction" shall mean a transaction that is in contemplation of, or related or pursuant to, the Merger or the Merger Agreements. If any of Affiliate's representations in this subsection
(d) cease to be true at any time prior to the Effective Time of the Merger, Affiliate will deliver to each of BioStar and Cortech, prior to the Effective Time of the Merger, a written statement to that effect, signed by Affiliate.

5) Rules 144 and 145. From and after the Effective Time of the Merger and for so long as is necessary in order to permit Affiliate to sell the Cortech Common Stock held by Affiliate pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act ("Rule 144"), Cortech will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Exchange Act referred to in paragraph (c)(1) of Rule 144 under the Securities Act (or if applicable, Cortech will use its best efforts to make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit Affiliate to sell the Cortech Common Stock held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

6) Limited Resales. Affiliate understands that, in addition to the restrictions imposed under Section 4 of this Agreement, the provisions of Rule 145 currently limit Affiliate's public resales of Restricted Securities, in the manner set forth in subsections (a), (b) and (c) below:

         (a) Unless and until the restriction "Cut-off" provisions of Rule 145(d)(2) or Rule 145(d)(3) set forth below become available, public resales of Restricted Securities may only be made by Affiliate in compliance with the requirements of Rule 145(d)(1). Rule 145(d)(1) permits such resales only: (i) while Cortech meets the public information requirements of Rule 144(c); (ii) in brokers' transactions or in transactions with a market maker; and (iii) where the aggregate number of Restricted Securities sold at any time, together with all sales of Cortech Common Stock sold for Affiliate's account during the preceding three-month period does not exceed the greater of (A) one percent (1%) of the Cortech Common Stock outstanding or (B) the average weekly volume of trading in Cortech Common Stock during the four (4) calendar weeks preceding the date of receipt of the order to execute the sale.





                                       3.

         (b) Affiliate may make unrestricted sales of Restricted Securities pursuant to Rule 145(d)(2) if: (i) Affiliate has beneficially owned (within the meaning of Rule 144(d)) the Restricted Securities for at least one (1) year after the Effective Time of the Merger; (ii) Affiliate is not an affiliate of Cortech; and (iii) Cortech meets the public information requirements of Rule 144(c).

         (c) Affiliate may make unrestricted sales of Restricted Securities pursuant to Rule 145(d)(3) if: (i) Affiliate has beneficially owned (within the meaning of Rule 144(d)) the Restricted Securities for at least two (2) years and (ii) Affiliate is not, and has not been for at least three (3) months, an affiliate of Cortech.

         (d) Cortech acknowledges that the provisions of Section 4(c) of this Agreement will be satisfied as to any sale by the undersigned of the Restricted Securities pursuant to Rule 145(d), by a broker's letter and a letter from the undersigned with respect to that sale stating that each of the above-described requirements of Rule 145(d)(1) has been met or is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3) (as such Rules may in effect at such time); provided, however, that Cortech has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d).

7. Legends. Affiliate also understands and agrees that there will be placed on the certificates evidencing the Restricted Securities a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT."

         Cortech agrees to remove promptly such legend upon full compliance with this Agreement by the undersigned, including, without limitation, a sale or transfer of Cortech Common Stock permitted under Section 4(c) above.

8) Termination. This Agreement shall be terminated and shall be of no further force or effect in the event of the termination of the Reorganization Agreement pursuant to Article VIII of the Reorganization Agreement.

9) Partnership Distributions. Any other provisions of this Agreement notwithstanding, if the undersigned Affiliate is organized as a partnership, BioStar and Cortech hereby agree that such partnership shall be permitted to make a distribution to its partners of shares of BioStar capital stock (if made prior to the Effective Time of the Merger) or of shares of Cortech capital stock received in the Merger so long as the undersigned Affiliate and its partnership distributees provide assurances, acceptable to Cortech and BioStar in their reasonable discretion, that such





                                       4.

distributions (i) are permissible under Rule 145, and (ii) will not prevent the Merger from being treated as a tax-free reorganization for federal income tax purposes.

10)      Miscellaneous.

         (a) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         (b) Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding Restricted Securities as collateral.

         (c) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

         (d) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (e) Attorneys' Fees. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

         (f) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         (g) Third Party Reliance. Counsel to and independent auditors for the parties shall be entitled to rely upon this Affiliate Agreement.


                    [REST OF PAGE INTENTIONALLY LEFT BLANK]





                                       5.

         IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.


CORTECH                               AFFILIATE


By:                                   By:
         ----------------------          -----------------------------------

Name:                                 Affiliate's address for notice:
         ----------------------

Title:
         ----------------------       --------------------------------------

                                      --------------------------------------

BIOSTAR
                                      Shares beneficially owned:

By:                                         shares of BioStar Common Stock
         ----------------------       ------

Name:                                       shares of BioStar Common Stock
         ----------------------       ------issuable upon exercise of
Title:                                      outstanding options and warrants
         ----------------------

                                            shares of BioStar Preferred Stock
                                      ------

                                            shares of BioStar Preferred Stock
                                      ------issuable upon exercise of
                                            outstanding options and warrants





                                     1.